Certain confidential information contained in this document, marked by [***], is omitted because it is not material and is the type of information that the Registrant treats as private or confidential.

Exhibit 10.1

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement ("Agreement") is made and entered into effective as of September 24, 2021 (the "Execution Date"), by and between

Syndax Pharmaceuticals, Inc., a Delaware corporation having a place of business at 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451 ("Syndax")

and

Incyte Corporation, a Delaware corporation with its principal place of business at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, USA ("Incyte").

Syndax and Incyte each may be referred to herein individually as a "Party," or collectively as the "Parties."

Recitals

A.Syndax has in-licensed from UCB Biopharma and further developed a humanized monoclonal antibody specifically binding to CSF-1R (as defined below) called axatilimab or SNDX-6352 (as defined herein). Syndax controls certain patents and other intellectual property rights pertaining to SNDX-6352 and methods and uses relating thereto;

B.Syndax and Incyte desire to establish a global collaboration for the further worldwide development and commercialization of SNDX-6352; and

C.Under such global collaboration Incyte will have the exclusive commercialization rights outside of the US and, subject to certain co-commercialization rights held by Syndax, in the US.

In consideration of the foregoing premises, the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Syndax and Incyte hereby agree as follows:

1.	Definitions

When used in this Agreement, capitalized terms shall have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular shall include the plural and the plural shall include the singular.

1.1[***]

1.2[***]

1.3“Acquired Party” has the meaning set forth in Section 12.2.

1.4“Acquired Product” has the meaning set forth in Section 12.2.

1.5“Acquirer” has the meaning set forth in Section 12.2.

1.6“Acquirer Program” has the meaning set forth in Section 12.2.

1.7“Acquiring Party” has the meaning set forth in Section 12.2.

1.8"Affiliate" means with respect to a Party, any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, "control" (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the ownership of fifty percent (50%) or more of the voting securities entitled to elect the directors or management of the entity, or the power to, directly or indirectly, elect or direct or cause the direction of the management or policies of the entity, whether by law, contract or otherwise.

1.9“AGAVE-201 Trial” means the Phase 2 Trial for Product for chronic Graft Versus Host Disease having the study identification number SNDX-6352-504 (NCT04710576).

1.10“Anti-Bribery Laws” has the meaning set forth in Section 18.12.

1.11"Antibody" means whether in nucleic acid or protein form, individually and collectively, any antibody, whether naturally occurring, artificially produced, raised in an artificial system, designed de novo, or created through modification of another antibody or otherwise; any fragment or fusion of any of the foregoing; and any chemically modified versions of the foregoing antibodies (including versions that are conjugated with another chemical entity, such as a drug or toxin; pegylated versions (regardless of whether containing amino acid substitutions in order to achieve pegylation or otherwise modified versions to enable half-life extension or other desirable properties), including versions that are chemically or genetically fused to another molecular entity, such as multispecific antibodies, and cytokine fusions; and other chemically or biologically modified versions).

1.12“Antitrust Filings” has the meaning set forth in Section 18.16.

1.13“Bankruptcy Code” has the meaning set forth in Section 17.2(b).

1.14“Bankruptcy Laws” has the meaning set forth in Section 17.2(b).

1.15"BLA" means a (i) Biologic License Application (as defined in the Public Health Service Act (“PHSA”)), (ii) a Marketing Authorization Application (“MAA”) in the EU, or (iii) any equivalent or comparable application registration or certification in any other country or region.

1.16"Breaching Party" has the meaning described in Section 17.2(a).

1.17“Budget” has the meaning set forth in Section 7.3.

1.18"Business Day" means any day other than (i) Saturday or Sunday, (ii) a public holiday in New York City, New York, or (iii) any other day on which banks in New York City, New York, are permitted or required to be closed.

1.19"Change of Control" means with respect to a Party: (i) the sale of all or substantially all of such Party’s assets or business relating to this Agreement to a Third Party, through one transaction or more than one related transactions; (ii) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity as a consequence of such merger, reorganization or consolidation; or (iii) a person or entity, or group of persons or entities, acting in concert (other than financial investment groups that do not have as a primary business the development and/or commercialization of pharmaceutical products or companion diagnostics) acquires direct or indirect ownership of fifty percent (50%) or more of the voting securities entitled to elect the directors or appoint the management of such Party.

1.20“cGVHD Phase 1/2 Trial” means the phase 1/2 Trial for Product for chronic Graft Versus Host Disease having the study identification number SNDX-6352-503 (NCT03604692).

1.21"Clearance" means with respect to this Agreement, the expiration or termination of all applicable waiting periods (and any extensions thereof), and any required approvals, under the HSR Act and any other antitrust laws and regulations applicable to this Agreement.

1.22"Co-Commercialization" means the performance of the Commercialization activities by Incyte (or by Incyte and Syndax, following Syndax’s exercise of the Co-Commercialization Option and/or as otherwise provided in the Co-Commercialization Plan) with respect to the Licensed Antibody(ies) or Product(s) in the Co-Commercialization Territory, as further detailed in Section 5.2.

1.23

"Co-Commercialization Budget" means the annual budget for Co-Commercialization in the Co-Commercialization Territory, agreed upon by the Parties and approved by the JSC, which budget may be amended and/or supplemented from time to time by the JSC. The initial Co-Commercialization Budget shall be approved by the JSC at least [***] prior to the anticipated first launch of the Product in the Co-Commercialization Territory.

1.24

"Co-Commercialization Costs" means the sum of the following items, in each case to the extent directly attributable to Commercialization of Product in the Field in the Co-Commercialization Territory in accordance with the Co-Commercialization Plan and Co-Commercialization Budget, whether or not occurring prior to or after First Commercial Sale of a Product, and to the extent that such items do not include any costs included in Collaboration Costs: [***].  In calculating Co-Commercialization Costs, the costs of internal personnel of a Party engaged in Commercialization efforts shall be based on the FTE Cost applicable to such efforts, unless another basis is otherwise agreed by the Parties in writing.

1.25

"Co-Commercialization Plan" means the plan for the Co-Commercialization activities, agreed upon by the Parties through the JCC and approved by the JSC, which plan may be amended and/or supplemented from time to time by the JCC and approved by the JSC and shall cover at least the upcoming [***] at all times. The initial Co-Commercialization Plan shall be approved by the JSC at least [***] prior to the anticipated first launch of the Product in the US.

1.26	"Co-Commercialization Territory" means the US.
1.27

"Collaboration Budget" means the annual budget for all Collaboration Costs, in the applicable Development Plan as agreed through the JDC and approved by the JSC, which budget may be amended and/or supplemented from time to time by the JDC and approved by the JSC and shall cover at least the upcoming [***] at all times.  The initial Collaboration Budget is provided in Schedule 1.27.

1.28

"Collaboration Costs" means the costs incurred by a Party or its Affiliates that are directly attributable, or reasonably allocable, to the conduct of the Collaboration Trials, provided that such costs are consistent with the applicable Development Plan (including the Collaboration Development Budget contained therein), including costs directly attributable to the Manufacture, distribution and clinical supply of Licensed Antibody and Product for Collaboration Trials, as well as any combination and comparator products and devices therefor.
1.29

"Collaboration Development Activities" means (i) any Collaboration Trial, including Development Activities directly attributable, or reasonably allocable, to the performance of a Collaboration Trial, and (ii) establishment and maintenance of the global safety database (or safety databases, as applicable) and, until obtaining the first Regulatory Approval for Product in Territory, pharmacovigilance activities for the Product; in each case undertaken by or on behalf of a Party or its Affiliates (or their Sublicensee(s) or subcontractors) with respect to the Licensed Antibody or Product in the Field and consistent with the Development Plan.

1.30"Collaboration Trial” means any of the Trials listed on Schedule 1.30 or any other Trial that the Parties determine to conduct jointly pursuant to Section 3.5.

1.31"Combination Product" means any Product which contains one or more active ingredients (which are not the Licensed Antibody) (each, an “Other Component”) in addition to the Licensed Antibody, whether coformulated, copackaged, or otherwise sold at a single invoiced price.

1.32[***]

1.33"Commercialize" or "Commercialization" means all activities directed to the Pre-Launch, launch, market access, patient support, booking sales, marketing, promotion, advertising, performing Detailing Activities, selling and distribution of a Product in a country or region, including planning, forecasting, market research, market insight, importing, exporting, and post-marketing safety surveillance and reporting and Pricing Activities, including Government Price Calculations and Reporting obligations.  For clarity, "Commercialization" shall not include any activities covering Manufacturing or Development or Regulatory Activities.

1.34"Commercially Reasonable Efforts" means, with respect to a Party, the level of efforts required in order to carry out a task in a diligent manner, which level is at least commensurate with the level of efforts that such Party would normally devote to carrying out a similar task for a product of similar potential and having similar commercial and scientific advantages and disadvantages and at a similar stage in its development, taking into account the Product’s safety and efficacy; anticipated costs, risks and economic prospects for the Product; the competitiveness of alternative products; the Product’s proprietary position; pricing and reimbursement with respect to the Product; financial encumbrances associated with the Product; market-specific factors; technical, scientific and regulatory matters including estimated probabilities of success for future development stages of the Product; and all other relevant factors.

1.35[***]

1.36“Competitive Infringement” has the meaning set forth in Section 11.7(b).

1.37"Confidential Information" of a Party means (i) all confidential or proprietary information relating to the Licensed Antibody or Products, and (ii) all other Know-How, information and data, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial or commercial information or data (including Personal Data), whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with the exercise of such Party’s rights or performance of such Party’s obligations under this Agreement or otherwise by a Party under the Prior Confidentiality Agreement.

1.38"Controlled" or "Control" means, with respect to any Know-How, Patent, Invention or other intellectual property right, possession (by means of ownership, license (other than pursuant to this Agreement), or otherwise) by a Party, directly or through an Affiliate, of the right to assign or grant a license or sublicense or other right as provided for in this Agreement without violating the terms of any agreement with any Third Party.

1.39“Cost of Goods Sold” means, with respect to Drug Substance, Drug Product, Finished Drug Product or Placebo, as the case may be, Manufactured under this Agreement, the reasonable FTE Costs and External Costs of a Party or any of its Affiliates or sublicensees (including Sublicensees, with respect to Incyte) incurred in Manufacturing such Drug Substance, Drug Product, Finished Drug Product or Placebo, including:  [***].

1.40"Cover" means, with respect to a Licensed Antibody or Product and a particular Patent, that such Patent, in the absence of a (sub)license under, or ownership of, such Patent, the making, using, offering for sale, selling or importing of such Licensed Antibody or Product would infringe such Patent as issued or, with respect to a pending claim included in such Patent, as if such pending claim were to issue without modification.

1.41“CSF-1R” means colony stimulating factor 1 receptor.

1.42“Cure Period” has the meaning set forth in Section 17.2(a).

1.43“Data Protection Laws” means all data protection and privacy legislation in force from time to time including but not limited to the EU General Data Protection Regulation 2016/679, as nationally implemented and supplemented in the countries of the European Economic Area, the Health Insurance Portability and Accountability Act of 1996, and any other federal, state, national or local legislation relating to Personal Data and privacy, which is applicable to a Party relating to the processing of Personal Data.

1.44"Detail" or "Detailing Activities" means the communication (including face-to-face, video, teledetailing, and e-detail contact) by a Sales Representative to a Healthcare Professional who is within the target audience, during which visit approved uses, safety, effectiveness, contraindications, side effects, warnings, or other relevant characteristics of a pharmaceutical or biological product are discussed in an effort to increase prescribing preferences of a pharmaceutical or biological product for its approved uses. Details shall not include: [***].

1.45“Detailing Costs” means the costs (including FTE Costs for FTEs performing Detailing Activities in the Co-Commercialization Territory and External Costs) incurred by a Party, its Affiliates or sublicensees in accordance with the Co-Commercialization Plan and the Co-Commercialization Budget.

1.46"Develop" or "Development" means all activities covering research (including drug discovery, identification or synthesis), investigator initiated studies, non-clinical, preclinical and Trials (including Trial recruitment and Trial site engagement), toxicology testing, companion diagnostics development, statistical analysis and reporting, all the aforementioned regarding the Licensed Antibody and/or the Product in any country or jurisdiction in the world in the Field and being necessary or reasonably useful or requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining any or all Regulatory Approvals for the Licensed Antibody and/or Product in any country or jurisdiction in the world in the Field. For clarity, "Develop" and "Development" shall include Post-Marketing Authorization Trials that are required by or committed to Regulatory Authorities but shall not include any activities covering Commercialization or Manufacture or other Regulatory Activities.

1.47"Development Activities" means activities by or on behalf of the Parties or their Affiliates (or their sublicensees (including Sublicensee(s), with respect to Incyte) or subcontractor(s)) with respect to the Development of the Licensed Antibody or Product in the Field, which include (i) Collaboration Development Activities, (ii) Incyte Independent Trial Activities or (iii) Syndax Independent Trial Activities, as applicable.

1.48"Development Data" means all non-clinical, clinical, technical, biochemical, safety, and scientific data and information and other results, including relevant laboratory notebook information, screening data, Regulatory Data and synthesis schemes, including descriptions in any form, data and other information, including GMP and GCP-related quality information, generated by or resulting from or in connection with the conduct of Collaboration Development Activities ("Joint Development Data") or in connection with the conduct of any Independent Trial ("Independent Trial Data").

1.49[***]

1.50"Development Plan" means the plan for the Development of the Product in the Field in the Territory agreed upon by the Parties through the JDC and approved by the JSC, which plan may be amended and/or supplemented from time to time in accordance with Section 3.4 and Article 9. The Development Plan will include a description of the specific activities to be performed by Syndax and Incyte in support of the Development Program and the projected timelines for completion of such activities.  The initial Development Plan is provided in Exhibit 3.3 ("Initial Development Plan").

1.51“Development Program” has the meaning set forth in Section 3.2.

1.52"Disclosing Party" has the meaning set forth in Section 16.1.

1.53"Dispute" has the meaning set forth in Section 18.3(a).

1.54“Distribution Costs” means the costs (including FTE Costs and External Costs) incurred by a Party or any of its Affiliates or sublicensees (including Sublicensees, with respect to Incyte), or for its account, specifically identifiable to the distribution of a Product to a Third Party intended for commercial sale in the Co-Commercialization Territory, including [***].

1.55“Distributor” means any Third Party that (i) has been granted the right to distribute or resell any quantities of Product; and (ii) has not been granted a sublicense to Develop and Commercialize Product.

1.56“Divest” means, with respect to any Competing Product: the sale, exclusive license or other transfer of all of the right, title and interest in and to such Competing Product, including all technology, intellectual property and other assets relating solely thereto, to an independent Third Party, without the retention or reservation of any rights, license or interest

(other than solely an economic interest and, in the event of a termination, customary residual rights) in such Competing Product.

1.57“Drug Product" means the Product in its final dosage form filled in its designated primary containers (e.g., vials) but which is not finally labelled and packaged for end-user use, as required for a Trial or for Commercialization, as applicable.

1.58"Drug Substance” means an active pharmaceutical ingredient manufactured for the Drug Product.

1.59"Early Access Program" means a program that gives patients access to the Product in a certain country or territory prior to a Marketing Authorization grant, or where applicable, prior to Pricing Approval, of the Product in such country or territory and outside the framework of a Trial.

1.60"Effective Date" shall mean the first (1st) Business Day following the date on which any required Clearance occurs.

1.61"EMA" means the European Medicines Agency or any successor agency thereto in the EU.

1.62[***]

1.63[***]

1.64“Excess Amount” has the meaning set forth in Section 7.3.

1.65"Execution Date" shall mean the date set forth in the Introductory Clause of this Agreement.

1.66“Executive Officers” has the meaning set forth in Section 9.1(d).

1.67“Existing Supply” has the meaning set forth in Section 6.3(d).

1.68"External Costs" means solely external expenses (including travel expenses), in all cases excluding value added taxes, paid by a Party or its Affiliates or sublicensees (including Sublicensees, with respect to Incyte) to Third Parties for goods or services, to the extent directly attributable or reasonably allocable to the Development Activities, Medical Affairs Activities, Regulatory Activities, Pricing Activities, Commercialization, or other activities specified herein, as applicable. To the extent such goods or services are not attributable solely to the Product, then only the respective pro rata amount allocable to the Product, which shall be agreed between the Parties in good faith, shall be regarded as External Cost.  External Costs excludes any costs or expense included or otherwise accounted for in FTE Costs.

1.69"FDA" means the US Food and Drug Administration or any successor agency thereto.

1.70"Field" means all human and non-human diagnostic, prophylactic, therapeutic and palliative uses other than non-oncological diseases of the nervous system.

1.71"Finished Drug Product" means the Drug Product finally labelled and packaged for end-user use, as required for a Trial or for Commercialization, as applicable.

1.72"First Commercial Sale" means, with respect to any Product and country, the first sale of such Product in a country by Incyte or its Affiliates or Sublicensees to any Third Party (other than a Sublicensee), as applicable, following applicable Regulatory Approval of such Product in such country.

1.73“Force Majeure Event” means an event, act, occurrence, condition or state of facts, in each case outside the reasonable control of a Party, including: acts of God; acts of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; pandemic; epidemic; terrorism and invasion; in each case that interfere with the normal business operations of such Party.  The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date (including related government orders) may be invoked as a Force Majeure Event for the purposes of this Agreement to the extent such effects otherwise qualify as a Force Majeure Event under this Section 1.73, even though the pandemic is ongoing and those effects may be foreseeable.  In addition, a Force Majeure Event may include reasonable measures affirmatively taken by a Party or its Affiliates to respond to the COVID-19 pandemic (or other Force Majeure Event), such as requiring employees to stay home, closures of facilities, delays of clinical trials, or cessation of activities in response to the pandemic.

1.74"FTE" means the equivalent of [***], or such other number as may be agreed by the Parties (taking account of normal vacations, sick days and holidays not being considered working days), and performing scientific, clinical, technical or operational work, directly related to Development activities, Manufacturing activities, Regulatory Activities or Commercialization activities related to the Product or otherwise performing activities hereunder, but for the avoidance of doubt excluding managerial, financial, human resources, legal or business development, and other support functions; provided, however, that any hours worked by a person in excess of [***] hours per calendar quarter shall not be included in the calculation of the hours worked by such person.

1.75“FTE Costs” means the cost for a Party’s FTEs, which shall be calculated by multiplying (i) the then-current Development FTE Rate, Manufacturing FTE Rate, or Commercial FTE Rate, as applicable by (ii) the applicable number of FTEs performing the applicable activities for the applicable period.

1.76"GAAP" means U.S. Generally Accepted Accounting Principles.

1.77 "GCP" means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (i) as set forth in European Commission Directive 2001/20/EC relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, and brought into Law by European Commission Directive 2005/28/EC laying down the principles and detailed guidelines for good clinical practice for investigational medicinal products, (ii) regulation 536/2014 of the European Parliament and of the council of 16 April 2014 on clinical trials on medicinal products for human use, (iii) the International Conference on Harmonisation of Technical Requirements for Pharmaceuticals for Human Use Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any further addenda thereto and any other guidelines for good clinical practice for trials on medicinal products in the EU, (iv) the Declaration of Helsinki (2004) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (v) US Code of Federal Regulations Title 21,

Parts 11 (Electronic Records), 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (vi) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time and in each case that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.78"Global Branding" has the meaning set forth in Section 5.5(a)(i).

1.79"Global Brand Strategy" has the meaning set forth in Section 5.5(a)(ii).

1.80"Global Product Mark" has the meaning set forth in Section 5.5(b).

1.81"GLP" means all applicable Good Laboratory Practice standards, including, as applicable, (i) as set forth in European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time, as well as the OECD Series on Principles of Good Laboratory Practice, (ii) the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and (iii) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

1.82"GMP" means all applicable Good Manufacturing Practices including, as applicable, (i) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice, (ii) the principles detailed in the US Current Good Manufacturing Practices, 21 C.F.R. Parts 11, 210, 211, 600, 601 and 610, (iii) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, (iv) the principles detailed in the ICH Q7A guidelines, and (v) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

1.83“Government Price Calculations and Reporting” has the meaning set forth in Section 4.4.

1.84"Governmental Authority" means any multinational, supra-national, federal, state, local, municipal or other governmental authority of any nature (including any Regulatory Authority and any governmental association, division, prefecture, subdivision, department, agency, bureau, branch, office, commission, committee, council, court or other tribunal, such as statutory health insurance funds and their associations), in each case having jurisdiction over the applicable subject matter.

1.85“Government Official” means (a) any officer, employee of a government or any department, agency or instrument of a government; (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government, including, for example, a Healthcare Professional employed by a public hospital or healthcare system; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; (e) any political party, officer or employee of a political party, or any person acting in an official capacity on behalf of a political party; and/or (f) any candidate or relative of any candidate for political office.

1.86“GVHD” means Graft versus Host Disease.

1.87“Healthcare Professional” means any member of the medical, pharmacy or nursing professions or any other person who in the course of his or her professional activities may prescribe, purchase, supply or administer a medicinal product.

1.88"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

1.89"Incyte Annual Development Report" means, for each calendar year, the written report that describes Incyte’s past and planned Development Activities for the Licensed Antibody or Product in the Field for that year, and covers other subject matter as called for in Section 3.10(a).

1.90"Incyte Foreground Patents" means any Patent claiming an Incyte Invention or Incyte Know-How arising as a result of Incyte’s exercise of its rights or performance of its obligations under this Agreement.

1.91“Incyte Indemnitees” has the meaning set forth in Section 14.1.

1.92"Incyte Independent Trial" means an Independent Trial sponsored by Incyte.

1.93"Incyte Independent Trial Activities" means (i) Development Activities of Incyte or its Affiliates (or Sublicensee(s) or subcontractor(s)) in the Field that are not specifically related to the performance of a Syndax Trial or Collaboration Trial, including any Trial that is solely designed or required to obtain and maintain Regulatory Approval in a certain jurisdiction of the Incyte Territory, and (ii) Independent Trials-related activities performed by or on behalf of Incyte or its Affiliates (or Sublicensee(s) or subcontractor(s)) in the Field.

1.94"Incyte Invention" means an Invention that is created, discovered, reduced to practice, made, conceived or otherwise generated solely by Incyte or any of its Affiliates or their respective employees, independent contractors or consultants in the performance of activities under this Agreement.

1.95"Incyte Know-How" means all Know-How that Incyte or its Affiliate Controls during the Term that relates to any Product, Licensed Antibody or to Developing, Manufacturing, using (including methods of administration and dosing regimens) or testing of (or in the case of testing, of or for the presence of) any of the foregoing (or any article necessary or useful to practice or use (including those present during the practice or use of)) any such Product, Licensed Antibody or method.

1.96"Incyte Territory" means the whole world except the Co-Commercialization Territory.

1.97"IND" means an Investigational New Drug Application (as defined in the US Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder (21 C.F.R. §312) in the US), a clinical trial application in Europe, or a comparable application or filing in any other jurisdiction (i.e., a filing with a Regulatory Authority or Ethics Committee that must be made prior to commencing clinical testing in humans).

1.98“Indemnification Claim Notice” has the meaning set forth in Section 14.4(a).

1.99“Indemnified Party” has the meaning set forth in Section 14.4(a).

1.100“Indemnifying Party” has the meaning set forth in Section 14.4(a).

1.101“Indemnitees” has the meaning set forth in Section 14.4(a).

1.102"Independent Trial" means the Trials set forth on Schedule 1.102 and any Trial deemed to be an Independent Trial in accordance with Section 3.5.  For clarity, an Independent Trial may be conducted in countries in either or both the Co-Commercialization Territory and the Incyte Territory, provided that (a) such Independent Trial has been reviewed and discussed in the JDC, and (b) such Independent Trial has been included in the Development Plan.

1.103“Indication” means, with respect to a Product, a separate and distinct disease or medical condition that such Product is intended to treat, cure, mitigate, control, prevent, diagnose, monitor or ameliorate, as set forth in the BLA or label for such Product, as applicable, for which such Product has received Regulatory Approval from the applicable Regulatory Authority.  The use of a Product to treat an expanded set of patients or a sub population of patients for a disease or medical condition shall not constitute a separate Indication with respect to such Product.  For example, first line treatment of IPF and second line treatment of IPF shall be considered the same Indication.

1.104 “Initial Know-How Transfer” has the meaning set forth in Section 3.1.

1.105"Invention" means any invention, discovery, improvement, technology or other Know-How (in each case, whether patentable or not) that is not existing as of the Execution Date and is created, conceived, discovered, made, reduced to practice or otherwise generated by or on behalf of a Party (acting solely, jointly with the other Party or jointly with a Third Party) under this Agreement during the Term, including all rights, title and interest in and to the intellectual property rights therein.

1.106“IPF” means idiopathic pulmonary fibrosis.

1.107“IPF Product” has the meaning set forth in Section 7.5(c)(iii).

1.108"JCC" has the meaning set forth in Section 9.2.

1.109"JDC" has the meaning set forth in Section 9.2.

1.110"Joint Foreground Patents” means all Patents claiming Joint Inventions.

1.111"Joint Invention" means an Invention that is first created, reduced to practice, discovered, made, conceived or otherwise generated jointly by the Parties or any of their respective Affiliates or their respective employees, independent contractors or consultants in the performance of activities under this Agreement.

1.112"JSC" or "Joint Steering Committee" shall have the meaning set forth in Section 9.1(a).

1.113"Know-How" means, whether or not patentable, any and all information and materials, including techniques, data (including Development Data), inventions, practices, methods, processes, knowledge, know-how, trade secrets, skill, experience, technical data, test results (including pharmacological, toxicological, clinical, analytical and quality control data, regulatory submissions, correspondence and communications, and marketing, distribution, pricing, cost, manufacturing, patent and legal data or descriptions), or compositions of matter, assays, cell lines, vectors, plasmids and other materials.

1.114"Knowledge" means, when referring to the knowledge of Syndax, the [***] knowledge of Syndax personnel [***] with the following titles: [***].

1.115"Labelling and Packaging" means labelling and packaging of the Drug Product, including insertion of materials such as patient inserts, patient medication guides, professional inserts and any other written, printed or graphic materials accompanying the Product considered to be part of the Finished Drug Product, and its handling, storage, quality control, quality assurance, serialization, anti-counterfeiting measures, testing and related activities of the Product in connection with the foregoing.

1.116"Laws" means all laws, statutes, rules, regulations, directives, orders, ordinances, guidelines and other pronouncements of any Governmental Authority.

1.117"Licensed Antibody" means (a) the humanized monoclonal Antibody designated as "SNDX-6352" or “axatilimab” or “UCB-6352” the amino acid sequence of which is disclosed in Schedule 1.117, (b) all derivatives of axatilimab (including any multi-specific constructs that include axatilimab or portions thereof) Controlled by Syndax as of the Execution Date or during the Term that [***], and (c) any other [***] Antibodies Controlled by Syndax as of the Execution Date or during the Term that [***]. “Licensed Antibody” excludes the [***].

1.118"Losses" has the meaning set forth in Section 14.1.

1.119“Major Market” means the [***].

1.120"Manufacturing" or "Manufacture" means all activities related to the production or manufacturing of the Licensed Antibody or a Product (both whether finished or not, including Drug Substance thereof) or a Placebo thereof, or a combination or comparator product, or any ingredient thereof, including manufacturing for clinical use or commercial sale, in-process and lot release testing, release, certification, filling, Labelling and Packaging, quality assurance activities, handling and storage related to such aforementioned manufacturing of the Licensed Antibody, Product, Placebo thereof, combination or comparator product.

1.121“Manufacturing FTE Rate” means, with respect to FTE costs, [***].

1.122"Marketing Authorization" means, with respect to a Product, the possession of all approvals (including supplemental approvals and approval of any amendment to any BLA), Pricing Approvals, licenses, registrations and authorizations of any national (e.g., the FDA), supra-national (e.g., the European Commission), regional, state or local regulatory agency, department, bureau, commission, council or other governmental authority, necessary for the manufacture, distribution, use and sale of such Product in a regulatory jurisdiction.

1.123"Material Breach" has the meaning set forth in Section 17.2(a).

1.124"Medical Affairs Activities" means non-promotional and non-Detailing Activities designed to provide scientific information regarding, to ensure or improve appropriate medical use of, conduct medical education regarding, or conduct further research regarding, Licensed Antibody(ies) or Product(s), including by way of example: [***].

1.125"Medical Affairs Activities Costs" means costs and expenses directly or reasonably allocable to the Medical Affairs Activities conducted pursuant to the Agreement and the

Development Plan and Co-Commercialization Plan (as applicable) then in effect, incurred by a Party or its Affiliates or sublicensees (including Sublicensees, with respect to Incyte) in support of Medical Affairs Activities in the Co-Commercialization Territory in accordance with the Collaboration Budget and Co-Commercialization Budget (as applicable), whether prior to or after receipt of Regulatory Approvals, including FTE costs at the Commercial FTE Rate and External Costs incurred in connection with the foregoing and costs associated with named patient supply, compassionate use programs or Early Access Programs.

1.126“NDA” means a New Drug Application submitted to the FDA, or any successor application or procedure in the Co-Commercialization Territory, as more fully defined in 21 C.F.R. § 314.50 et. seq.

1.127"Net Sales" means the gross amount invoiced by Incyte or its Affiliates or any Sublicensee(s) for the sale of Product in the Territory, less any of the following applicable deductions related to such sale:

[***].

In the event that there is overlap among any of those deductions (a)-(f), each individual item shall only be deducted once in each Net Sales calculation.

In the event that a Product is sold as part of a Combination Product, Net Sales of the Product, for the purpose of determining royalty payments, shall be determined by multiplying Net Sales (as defined above) of the Combination Product by the fraction A/(A+B), where A is the public or list price in such country of the Product sold separately in the same formulation and dosage, and B is the (sum of the) public or list price(s) in such country of the Other Component(s) sold separately in the same formulation and dosage, during the applicable calendar year. If the individual prices for the Product or the Other Component(s) in a Combination Product or both are not available, then the Net Sales of a Product in a Combination Product shall be determined by [***].

Net Sales will not include sales between or among Incyte and its Affiliates and/or Sublicensees; provided that any resale to Third Parties shall be included in Net Sales.  Net Sales excludes any [***].  All other dispositions are treated as sales for purposes of this definition (whether or not the transaction is overtly characterized as a sale), including sales generated through named patient supply, compassionate use programs or Early Access Programs.

Net Sales amounts shall be accounted for by Incyte or its Affiliates or any Sublicensee(s), as applicable, in accordance with GAAP consistently applied and standard practices in the relevant country in the Territory.

1.128"Non-Breaching Party" has the meaning described in Section 17.2(a).

1.129“Non-Proposing Party” has the meaning set forth in Section 3.5(a).

1.130“Opposition” has the meaning set forth in Section 11.11.

1.131"Patent" means any pending patent application or issued or granted patent anywhere in the world, including all of the following kinds: provisional, utility, divisional, continuation, continuation-in-part, and substitution applications; and utility, re-issue, re-examination, renewal and extended patents, and patents of addition, and any supplementary protection certificates, restoration of patent terms and other similar rights.

1.132“Personal Data” means any information relating to an identified or identifiable natural person as established by applicable Data Protection Laws in the applicable country or jurisdiction.

1.133“Pharmacovigilance Agreement” has the meaning set forth in Section 4.5(c).

1.134"Phase 1 Trial" means, with respect to a Product, a Trial (or -- in case of a multi-phase clinical trial -- those parts of a clinical trial) in line with the provisions of 21 C.F.R. Part 312.21(a) (or the non-US equivalent thereof).

1.135“Phase 2 Trial” means, with respect to a Product, a Trial (or – in case of a multi-phase clinical trial – those parts of a clinical trial) in line with the provisions of 21 C.F.R. Part 312.21(b) (or the non-US equivalent thereof).

1.136"Phase 3 Trial" means, with respect to a Product, a Trial (or -- in case of a multi-phase clinical trial -- those parts of a clinical trial) in line with the provisions of 21 C.F.R. Part 312.21(c) (or the non-US equivalent thereof).

1.137"Pivotal Trial" means, with respect to a Product, a Trial (or – in case of a multiphase clinical trial – those parts of a clinical trial), whether or not designated a Phase 3 Trial, that FDA has agreed would form the basis for Regulatory Approval of such Product, based on an explicit written statement from FDA (which may include a special protocol assessment or meeting minutes issued by FDA). For the avoidance of doubt, a Trial or portion thereof may be a Pivotal Trial regardless of whether the protocol for such Trial describes it as a “Phase 1 Trial,” “Phase 2 Trial,” or “Phase 3 Trial,” or any variation thereof.

1.138“Placebo” means a substance or mixture of substances lacking presence of an active pharmaceutical ingredient, manufactured for purposes of control treatment in blinded clinical trials with Product.

1.139"Post-Marketing Authorization Trial" means with respect to Product, a Trial occurring after Marketing Authorization in a given Indication, including post-market requirement and commitment studies that are required of or agreed to by the Sponsor and that gather additional information about the Product's safety, efficacy, or optimal use within the Indication covered by the Marketing Authorization, including Phase 4 Trials and confirmatory Trials.

1.140“Potential Collaboration Trial” has the meaning set forth in Section 3.5(a).

1.141“Pre-Existing Affiliates” has the meaning set forth in Section 12.2.

1.142"Pre-Launch" means all activities undertaken prior to and in preparation for the launch of the Product in a given country or region.  Pre-Launch shall include all activities directed to market research, advisory boards, medical education, disease-related public relations, sales force training and other pre-launch activities prior to the First Commercial Sale of the Product in a given country or region.

1.143"Pre-Tax Profit (Loss)" means, for the purposes of this Agreement, for a given period of time, all Net Sales of the Product in the Co-Commercialization Territory during such period, less the sum of both Parties’ [***]. For sake of clarity, Pre-Tax Profit (Loss) shall be determined in accordance with GAAP consistently applied for all costs other than FTE costs, which costs shall be determined as set forth in this Agreement, prior to application of any income taxes. In the event that there is overlap among any of the deductions (i)-(iv) of this Section 1.143 and the deductions (a)-(f) under the Net Sales definition, each individual item shall only be deducted once in each Pre-Tax Profit (Loss) calculation.

1.144"Pre-Tax Profit (Loss) Share" has the meaning set forth in Section 7.6.

1.145"Pricing Activities" means activities by or on behalf of Incyte or its Affiliates (or its or their Sublicensee(s) or subcontractor(s)) with respect to [***].

1.146"Pricing Approval" means the approval, agreement, determination or decision from a Governmental Authority or a private payer establishing the final net price and reimbursement for the Product for sale in a given country or regulatory jurisdiction, in such country or other regulatory jurisdiction prior to or subsequent to the marketing and sale of the Product in such country or regulatory jurisdiction.

1.147"Pricing Materials" means applications, submissions, notifications, communications, correspondence, registrations and/or other filings submitted to, made to, received from or otherwise conducted with a Governmental Authority that are necessary in order to obtain and maintain Pricing Approvals in a particular country or regulatory jurisdiction.

1.148“Prior Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement by and between Incyte and Syndax, dated [***].

1.149"Pro Rata Percentage" means, in the context of costs, expenses, fees and payments shared between the Parties under this Agreement, the following proportionate allocation:(i) with respect to Incyte, fifty-five percent (55%), and (ii) with respect to Syndax, forty-five percent (45%). [***].

1.150"Product" means any product for use in the Field comprising or containing a Licensed Antibody, alone or in combination with one or more other active ingredients, in all forms, in current and future formulations, dosage forms and strengths, and delivery modes, including any improvements to any of the foregoing.

1.151“Product Liability Expenses” means the costs and expenses incurred by a Party or its Affiliates directly attributable, or reasonably allocable, to any product liability claim or matter (including costs and expenses described in Section 14.3), and product liability insurance premiums for policies covering the Development, Manufacture or Commercialization of the Product in the Field in the Co-Commercialization Territory.

1.152"Product Marks" means the trademarks for use in connection with the Commercialization of the Product, including the trade dress, style of packaging, logos, internet domain names, trade names and other proprietary names for the Product used in connection with the Commercialization of the Product. For clarity, Product Marks shall not include the corporate names and logos of Incyte or Syndax.

1.153“Proposing Party” has the meaning set forth in Section 3.5(a).

1.154“Recovery” has the meaning set forth in Section 11.9.

1.155“Receiving Party” has the meaning set forth in Section 16.1.

1.156"Regulatory Activities" means activities by or on behalf of the Parties or their Affiliates (or their sublicensees (including Sublicensee(s), with respect to Incyte) or subcontractor(s)) with respect to (i) preparation, filing, obtaining and maintaining Regulatory Approvals (ii) Regulatory Materials, (iii) calls and meetings with Regulatory Authorities, all with respect to Licensed Antibody(ies) and/or Product(s).

1.157"Regulatory Approvals" means all necessary approvals (including INDs, Marketing Authorizations and, in each case any supplements and amendments thereto), licenses, registrations or authorizations of any Governmental Authority, necessary for the Development, Manufacture, distribution, use, promotion, importing, sale and Commercialization of the Product in a given country or regulatory jurisdiction, including Pricing Approvals.

1.158"Regulatory Authority" means any Governmental Authority in any jurisdiction of the world involved in the granting of any Regulatory Approvals.

1.159"Regulatory Costs" means, with respect to a Product, the costs (including FTE Costs and reasonable External Costs) incurred by a Party or its Affiliates (or their sublicensees (including Sublicensee(s), with respect to Incyte) or subcontractor(s)) directly attributable to Regulatory Activities incurred by a Party in the applicable Indication and jurisdiction.

1.160"Regulatory Data" means any and all research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with obtaining or maintaining all Regulatory Approvals for the Product in the Territory (including relevant parts of any applicable Drug Master Files ("DMFs"), Chemistry, Manufacturing and Control ("CMC") data, Common Technical Document ("CTD") or similar documentation).

1.161“Regulatory Exclusivity” means, with respect to a particular country, the ability to exclude Third Parties from Commercializing a Product in such country, either through data exclusivity rights, orphan drug designation, or such other rights conferred by a Regulatory Authority in such country, other than through enforcement of Patent rights.

1.162"Regulatory Materials" means regulatory applications, submissions, notifications, communications, correspondence, registrations and/or other filings submitted to, made to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to Develop, Manufacture, obtain and maintain Regulatory Approvals, market, sell or otherwise Commercialize the Product in a particular country or regulatory jurisdiction. Regulatory Materials include materials relating to pre-IND meetings, INDs, pre-BLA meetings, BLAs, presentations, responses, and applications for other Regulatory Approvals, excluding Pricing Materials.

1.163“Regulatory Transfer” has the meaning set forth in Section 4.1(c).

1.164“Recovery” has the meaning set forth in Section 11.9.

1.165“Representatives” has the meaning set forth in Section 18.12.

1.166“ROW Territory” means the Incyte Territory excluding the European Region and Japan.

1.167"Royalty Term" has the meaning set forth in Section 8.3(c).

1.168"Sales Representative" means an authorized salesperson or agent who has been qualified by either Party under the Party’s respective policies and procedures to promote or Detail a Product, whether employed or otherwise contracted by a Party.

1.169“SEC” has the meaning set forth in Section 16.7.

1.170“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the Effective Date, by and between Incyte and Syndax.

1.171“Shared Claims” has the meaning set forth in Section 14.3.

1.172“Shared Losses” has the meaning set forth in Section 14.3.

1.173[***]

1.174"Sponsor" means the Party (or such Party's Affiliate or sublicensee (including any Sublicensee, with respect to Incyte)) taking responsibility for the initiation and management, and/or financing of a Trial in accordance with applicable Laws. For the avoidance of doubt, the allocation of costs for Development Activities in the internal relationship between the Parties under this Agreement shall not be decisive to determine which Party is the Sponsor of a Trial under this definition.

1.175"Sublicense Agreement" means a written sublicense agreement (including any option for a sublicense) pursuant to which a sublicense to a Licensed Antibody or Product is granted to a Sublicensee pursuant to Section 2.4, specifically excluding any agreement with a Distributor.

1.176"Sublicensee" means a Third Party to whom Incyte (or its Affiliate) has granted a (sub)license under Section 2.4 of the rights granted to Incyte hereunder, specifically excluding Distributors of Incyte (or of its Affiliates or Sublicensees), contract manufacturing organizations solely Manufacturing on behalf of a Party (or on behalf of its Affiliates or Sublicensees) and permitted contractors who provide services to a Party (or to its Affiliates or Sublicensees).

1.177“Supply Agreement” has the meaning set forth in Section 6.2.

1.178“Syndax Annual Development Report" means, for each calendar year, the written report that describes Syndax’s past and planned Development Activities for Licensed Antibody or Product in the Field for that year, and covers other subject matter as called for in Section 3.10(b).

1.179"Syndax Background Patent" means, subject to Section 12.2(c) and Section 18.1, all Patents and Patent applications Controlled by Syndax or its Affiliates as of the Execution Date or during the Term that claim (i) Syndax Know-How, or (ii) the Development, Manufacture, Commercialization or other exploitation of the Licensed Antibody or Product, and that are necessary or reasonably useful to Develop, Manufacture or Commercialize or otherwise exploit the Licensed Antibody or the Product in the Field, other than Syndax’s rights in the Syndax Foreground Patents and Joint Foreground Patents.  The Syndax Background Patents include the Patents listed on Schedule 1.179.  For the avoidance of doubt, the Syndax Background Patents include the UCB Biopharma Background Patents.  At the reasonable request of Incyte, but no more than [***] per calendar quarter, Syndax shall provide Incyte with an updated list of Syndax Background Patents and correct any typographical errors; provided that, with respect to any Syndax Background Patents which constitute UCB Biopharma Background Patents, Syndax shall only be obligated to include in such updates the list of updated UCB Biopharma Background Patents in the then-current form provided by UCB Biopharma to Syndax.

1.180"Syndax Foreground Patent" means any Patent claiming a Syndax Invention or Syndax Know-How arising as a result of Syndax’s exercise of its rights or performance of its obligations under this Agreement that claims the Development, Manufacture, Commercialization or other exploitation of the Licensed Antibody or Product, and that are necessary or reasonably useful to Develop, Manufacture or Commercialize or otherwise exploit the Licensed Antibody or the Product in the Field.

1.181“Syndax Indemnitees” has the meaning set forth in Section 14.2.

1.182“Syndax Independent Trial” means any Independent Trial conducted by Syndax in accordance with the terms of this Agreement and excludes the Syndax Ongoing Trials.

1.183"Syndax Independent Trial Activities" means Independent Trials related activities performed by or on behalf of Syndax or its Affiliates (or sublicensee(s) or subcontractor(s)) for Product.

1.184"Syndax Invention" means an Invention that is created, discovered, reduced to practice, made, conceived or otherwise generated solely by Syndax or any of its Affiliates or their respective employees, independent contractors or consultants in the performance of activities under this Agreement during the Term.

1.185“Syndax IPF Trial” means the Phase 2 Trial in IPF as outlined in Schedule 1.185.

1.186"Syndax Know-How" means, subject to Section 12.2(c) and Section 18.1, all Know-How that Syndax or its Affiliates Control during the Term that relates to any Product, Licensed Antibody or a method of Developing, Manufacturing, using (including methods of administration and dosing regimens) or testing of (or in the case of testing, of or for the presence of) any of the foregoing (or any article necessary or reasonably useful to practice or use (including those present during the practice or use of)) any such Product, Licensed Antibody or method.  The Syndax Know-How includes all clinical data generated in clinical trials of the Product by or for Syndax or its Affiliates.

1.187“Syndax Ongoing Trials” means the cGVHD Phase 1/2 Trial and the AGAVE-201 Trial.  The Syndax Ongoing Trials shall be regarded as Collaboration Trials and are subject to cost sharing as set forth in Section 7.1, in each case as outlined in Schedule 1.187.

1.188“Syndax Patent" means any Syndax Background Patent, Syndax Foreground Patent and Syndax’s interest in any Joint Foreground Patents.

1.189"Syndax Trials" means the Syndax Ongoing Trials, the Syndax IPF Trial, and the Syndax Independent Trials.

1.190"Target" means CSF-1R.

1.191"Technology Transfer" has the meaning assigned to it in Section 6.1(a).

1.192"Term" has the meaning assigned to it in Section 17.1(a).

1.193“Termination Notice” has the meaning set forth in Section 17.2(a).

1.194"Territory" means, collectively, the Co-Commercialization Territory and the Incyte Territory.

1.195"Third Party" means any person or entity other than a Party or an Affiliate of a Party.

1.196“Third Party Acquisition” has the meaning set forth in Section 12.2.

1.197“Third Party IP” means (i) Know-How owned or controlled by a Third Party that relates to, or (ii) Patents that are owned or controlled by a Third Party that cover, the composition of matter (including any formulation) or method of use of a Licensed Antibody or Product or that is necessary for the research, Development, Manufacture (whether for Development or Commercialization activities), use or Commercialization of any Licensed Antibody or Product in a particular country or region (other than pursuant to the UCB Biopharma Agreement).

1.198"Trial" means any clinical study or clinical trial (including interventional clinical trials) in which the Product is administered or otherwise evaluated in humans (including any Post-Marketing Authorization Trial, or pediatric trials) or any non-interventional, retrospective or observational studies related to the Product.

1.199“[***]” has the meaning set forth in Section 11.1(a).

1.200"UCB Biopharma" means UCB Biopharma SPrl., a Belgian corporation with its principal offices at Allee de la Recherche 60, 1070 Brussels, Belgium.

1.201"UCB Biopharma Agreement" means the license agreement entered into by and between Syndax and UCB Biopharma on July 1, 2016, under which Syndax obtained an exclusive license to further develop and commercialize the Licensed Antibody worldwide.

1.202"UCB Biopharma Agreement Effective Date" means July 1, 2016.

1.203"UCB Biopharma Agreement Term" shall mean the term of the UCB Biopharma Agreement.

1.204"UCB Biopharma Background Patent" means, subject to Section 18.1, any Syndax Patent that is Controlled by Syndax pursuant to the UCB Biopharma Agreement. The UCB Biopharma Background Patents include the Patents listed on Schedule 1.204.

1.205“UCB Biopharma Consent” has the meaning set forth in Section 13.2(a).

1.206“UCB Biopharma Effective Royalty Rate” means, with respect to Net Sales of Product Covered by a UCB Biopharma Background Patent in a given period, a royalty rate equal to [***].

1.207"UCB Biopharma Know-How" means, subject to Section 18.1, all Syndax Know-How that is Controlled by Syndax pursuant to the UCB Biopharma Agreement.

1.208"UCB Biopharma Payments" means the [***] due by Syndax to UCB Biopharma under the UCB Biopharma Agreement.

1.209“UCB Biopharma US Royalties” means all royalties due to UCB Biopharma in a given period under the UCB Biopharma Agreement for Net Sales of Products in the Co-Commercialization Territory.  For clarity, “UCB Biopharma US Royalties” [***].

1.210"US" means the United States of America and its respective territories, districts, commonwealths and possessions (including Guam and Puerto Rico).

1.211“US Dollar” means U.S. Dollars and all references to “dollars” or “$” herein shall mean U.S. Dollars.

1.212"Valid Claim" means (i) a claim of an issued and unexpired Patent that has not been found to be unpatentable, invalid or unenforceable by a court or other authority having jurisdiction, from which decision no appeal is taken or can be taken; or (ii) a claim of a pending patent application, (a) which pending patent application has not been pending for more than [***] from its earliest priority date, and (b) which claim has not been finally abandoned. For the avoidance of doubt, any claim that ceases to be a Valid Claim under the foregoing clause (ii) shall not be a Valid Claim unless and until such claim becomes the claim of an issued and unexpired patent falling within clause (a) of this Section.

2.	Licenses and Sublicenses

2.1License Grant from Syndax.  Subject to the terms and conditions of this Agreement, Syndax hereby grants to Incyte:

(a)an exclusive, non-transferable (except in accordance with Section 2.2(b)), sublicensable (in accordance with Section 2.4 through one (1) or more tiers), royalty-bearing (in accordance with Section 8.3), license and sublicense, as applicable, under the Syndax Patents and Syndax Know-How to research, have researched, Develop, have Developed, make, have made, Manufacture, have Manufactured, use, have used, sell, have sold, offer for sale, have offered for sale, Commercialize, have Commercialized, import, have imported, export and have exported any Licensed Antibody and the Product(s) in the Field in the Incyte Territory;

(b)an exclusive (subject to Syndax’s and its Affiliates’ rights (i) to conduct Syndax Trials, and Collaboration Trials and (ii) under the Co-Commercialization Option), chargeable (subject to the Pre-Tax Profit (Loss) Share in accordance with Section 7.6), non-transferable (except in accordance with Section 2.2(b)), sublicensable (in accordance with Section 2.4 through one (1) or more tiers), license and sublicense under the Syndax Patents and Syndax Know-How, to research, have researched, Develop, have Developed, make, have made, Manufacture, have Manufactured, use, have used, sell, have sold, offer for sale, have offered for sale, Commercialize, have Commercialized, import, have imported, export and have exported any Licensed Antibody and/or the Product(s) in the Field in the Co-Commercialization Territory in accordance with the Development Plan and the Co-Commercialization Plan; and

(c)during the Term, a non-exclusive, non-transferable (except in accordance with Section 2.2(b)), sublicensable (in accordance with Section 2.4) through one (1) or more tiers, license under the Syndax Patents and Syndax Know-How to make, have made, Manufacture, have Manufactured, use, have used, import, have imported, export and have exported the [***] solely for Incyte’s, and its Affiliates’, Sublicensees’ and subcontractors’ internal research and Development,

Commercialization and Manufacturing purposes relating to the Licensed Antibody or Product.

2.2Limitations.

(a)The license grants under Section 2.1 are exclusive in the Incyte Territory, even as to Syndax and its Affiliates, to Commercialize the Product(s) in the Field in the Incyte Territory; provided, however, that Syndax retains the right to perform Development Activities worldwide pursuant to the Development Plan and otherwise as set forth in this Agreement, including the continuation of Syndax Ongoing Trials and the performance of Syndax Independent Trials and Collaboration Trials.

(b)The licenses and sublicenses granted to Incyte in Section 2.1 shall be sublicensable solely as provided in Section 2.4, but shall otherwise be non-assignable and non-transferable (except as explicitly permitted by Article 17 or Section 18.1)

(c)Certain of the rights, licenses and sublicenses granted to Licensee under this Article 2 are subject to the rights and obligations of Syndax under the UCB Biopharma Agreement.  Incyte, its Affiliates and their respective Sublicensees will comply with applicable provisions of the UCB Biopharma Agreement to the extent both (i) applicable to Incyte’s rights or obligations under this Agreement and (ii) set forth in Exhibit 2.2(c).  Without limiting the foregoing, Incyte will prepare and deliver to Syndax any additional reports required under the UCB Biopharma Agreement and reasonably requested by Syndax, in each case, sufficiently in advance to enable Syndax to comply with its obligations under the UCB Biopharma Agreement.

2.3License Grant from Incyte.  As consideration for all the rights granted by Syndax to Incyte hereunder, subject to the terms and conditions of this Agreement, Incyte hereby grants to Syndax a non-exclusive, royalty-free, sublicensable (through one (1) or more tiers) license under the Incyte Foreground Patents and the Incyte Know-How and Incyte's interest in any Joint Foreground Patents solely for the purpose of Syndax’s exercise of its rights under the Co-Commercialization Option in the Co-Commercialization Territory and to conduct the approved Development Activities in the Territory in accordance with the Development Plan.

2.4Sublicenses. If a Party is entitled to grant sublicenses under its licenses and sublicenses granted under Section 2.1, and does grant such a sublicense, then such Party shall be subject to the following:

(a)Notification to Syndax. With respect to the Incyte Territory and subject to Section 2.4(b), Incyte shall have the right to grant sublicenses under the Syndax Patents and Syndax Know-How [***], provided, however, that Incyte shall promptly notify Syndax after granting a Sublicense to any Third Party and shall provide Syndax with a copy of each Sublicense Agreement with a Third Party within [***] for [***].  Such copy may be redacted as Incyte may reasonably determine with respect to sensitive financial information and confidential information solely to the extent such information is not necessary to monitor compliance with this Agreement. Such Sublicense Agreement(s) will be Confidential Information of Incyte. With respect to the Co-Commercialization Territory only and subject to Section 2.4(b), any grant of a Sublicense by Incyte or its Affiliates under the Syndax Patents and Syndax Know-

How to sell Products and book sales shall require the prior written approval of Syndax, not to be unreasonably withheld, conditioned or delayed.

(b)UCB Biopharma Intellectual Property.  Incyte may not grant sublicenses under the UCB Biopharma Background Patents and UCB Biopharma Know-How except as permitted pursuant to the UCB Biopharma Consent.

(c)Consistency Requirement. Each Party and its sublicensees may only sublicense or further sublicense if the sublicense is granted under a written agreement that is subject and subordinate to, and consistent with the applicable terms of, this Agreement, including this Section 2.4, and that requires each such sublicensee to comply with all applicable terms of this Agreement and applicable obligations of such Party hereunder, including obligations relating to confidentiality, reporting and access to data and information obligations.

(d)Performance by Sublicensee(s).  The activities and achievements of any sublicensee (including any Sublicensee(s), with respect to Incyte) shall be counted towards each Party's performance under this Agreement. Each Party shall continue to be responsible for full performance of its obligations under this Agreement and shall be responsible for all acts and omissions of any sublicensee (including a Sublicensee, with respect to Incyte) in connection with this Agreement.

(e)For clarity, this Section 2.4 shall not apply to any sublicense granted to a Third Party (sub)contractor pursuant to Section 2.7.

2.5Reservation of Rights; No Implied Licenses.  No right, title or interest is granted by either Party whether expressly or by implication to or under any Patents or Know-How or other intellectual property, other than those rights and licenses expressly granted in this Agreement. Each Party reserves to itself all rights not expressly granted under this Agreement. Subject to the covenants agreed by the Parties hereunder, this Agreement shall not be deemed to restrict a Party from exploiting any of its rights not expressly granted to the other Party under this Agreement.

2.6Additional Restrictions on Sublicensing. Notwithstanding each Party’s sublicensing rights in this Article 2, neither Party shall be permitted to sublicense, except to Affiliates, [***]; in each case ((i) and (ii)) without the other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed, provided, however, that [***].

2.7Each Party may subcontract with a Third Party to perform obligations of such Party under this Agreement; provided, however, that [***].  All subcontracts shall be in writing and consistent with the applicable terms and conditions of this Agreement, including confidentiality obligations that are at least as restrictive as the terms and conditions of this Agreement (but of shorter duration if customary).  The subcontracting Party shall continue to be responsible for full performance of its obligations under this Agreement and shall be responsible for all acts and omissions of any (sub)contractor in connection with this Agreement.

3.	Transfer and Development of Products

3.1Transfer of Licensed Know How.

(a)

Within [***] after the Effective Date (or such longer period specified in Exhibit 3.1(a)), Syndax shall provide Incyte with the Syndax Know-How then in its possession and Control, in accordance with the initial information transfer plan set forth in Exhibit 3.1(a) (the “Initial Know-How Transfer”) and, in any event, shall use Commercially Reasonable Efforts to provide such Syndax Know-How to Incyte as soon as reasonably practicable.

(b)

From the Effective Date through the earlier of (i) the completion of the Development Plan, as may be amended (or at such other frequency as determined by the JSC) and (ii) the dissolution of the JDC, Syndax shall make its relevant scientific and technical personnel reasonably available to Incyte to answer any questions or provide instruction as reasonably requested by Incyte concerning the information delivered pursuant to Section 3.1(a).

(c)

Continuing Information Transfer.  At least [***] during the Term until the earlier of (i) the completion of the Development Plan, as may be amended (or at such other frequency as determined by the JSC) or (ii) the dissolution of the JDC, in either case, (A) Syndax shall make available to Incyte and to the JDC, in a mutually agreed-upon format, material data generated under the Development Plan (and any other material information related thereto as may be reasonably requested by Incyte); and (B) Incyte shall make available to Syndax and to the JDC, in a mutually agreed-upon format, material data generated with respect to Collaboration Development Activities conducted by Incyte (and any other material information related thereto as may be reasonably requested by Syndax).

(d)	Each Party shall [***] in conducting and receiving the Initial Know-How Transfer and/or conducting the activities in subsection (b).

3.2Overview of Development; General Responsibilities. Subject to the terms and conditions of this Agreement, the Parties shall collaborate with respect to the Development of the Licensed Antibody and the Product in the Field, as provided under this Agreement and as set forth in the Development Plan (the “Development Program”). The Development Program and each Party’s performance of its activities under this Agreement will be conducted in accordance with Section 3.12. Syndax shall be operationally responsible for the Syndax Trials, and Incyte shall be operationally responsible for the Incyte Independent Trials, all as further set forth in the Development Plan.  [***].

3.3Development Plan.  The Parties shall conduct the Development Activities in accordance with the Development Plan and Collaboration Budget, as each may be updated from time to time by the JDC in accordance with Section 9.3.

3.4Updating and Amending Development Plan and Collaboration Budget.  The Development Plan and Development Budget will be reviewed and updated as necessary by the JDC on at least [***], and in any event as necessary to reflect any changes, any current or forecast budget overruns, reprioritizations of, or additions to the Development Plan (“Development Changes”). Once reviewed by the JDC pursuant to Section 9.3(c) and approved by the JDC or JSC (as applicable), the amended Development Plan and Collaboration Budget shall become effective and supersede the previous Development Plan and Collaboration Budget as of the date of such approval or at such other time as decided by the JDC or JSC (as applicable).  Notwithstanding anything to the contrary herein, the Parties shall report to the JSC on [***], and in any event reasonably in advance of any scheduled JSC meeting, any then-contemplated Development Changes for discussion by the JSC, including applicable documentation relating thereto.

3.5New Trials.

(a)

If, during the Term, a Party (the “Proposing Party”) desires to conduct a Trial with respect to the Product in the Territory in the Field (other than territory-specific Trials conducted in the Incyte Territory solely by a bona fide Development and commercial licensing partner of Incyte without material involvement by Incyte) that is not included in the then current Development Plan (a “Potential Collaboration Trial”), the Proposing Party shall provide to the other Party (the “Non-Proposing Party”) through the JDC a detailed proposal for such Potential Collaboration Trial, including the rationale and protocol synopsis for such Potential Collaboration Trial and the proposed budget for such Potential Collaboration Trial, so that the Non-Proposing Party may determine whether to participate in such Potential Collaboration Trial. The JDC shall discuss such Proposed Collaboration Trial at its next meeting, and the Proposing Party shall provide, within [***] after such JDC meeting (or such longer period of time as agreed upon in writing by the Parties), any additional information reasonably requested by the Non-Proposing Party’s JDC representatives prior to or during such JDC meeting. In the event the Non-Proposing Party desires to elect to participate in a Potential Collaboration Trial and so notifies the Proposing Party in writing within [***] after presentation of such Potential Collaboration Trial to the Non-Proposing Party through the JDC, then the Parties will seek to align on a study design, allocation of operational responsibilities and budget for such Potential Collaboration Trial.  In the event that the Parties agree on a final protocol for such Potential Collaboration Trial, then such Potential Collaboration Trial will be deemed a Collaboration Trial.  For each Collaboration Trial, the JDC shall review and approve an amendment to the Development Plan that allocates Development responsibilities for the Collaboration Trial between the Parties in accordance with the protocol and budget agreed upon by the Parties.

(b)

In the event the Non-Proposing Party does not elect to participate in a Potential Collaboration Trial within [***] after presentation of such Potential Collaboration Trial to the JDC or the Parties do not agree on a final protocol for the Potential Collaboration Trial, the Proposing Party shall have the right to conduct, fund and support such Potential Collaboration Trial as an Independent Trial, at its discretion, subject to Section 7.5, and at its sole expense, in which case such Potential Collaboration Trial shall be an Independent Trial; provided, however, that the Proposing Party shall [***]. In addition, notwithstanding anything to the contrary contained in this Agreement, (A) Incyte shall furnish Syndax with copies of, and coordinate with Syndax regarding, all substantive correspondence that Incyte receives from (i) FDA in connection with the Incyte Independent Trials that relate to the Co-Commercialization Territory, (ii) FDA in connection with Collaboration Trials conducted by Incyte that relate to the Co-Commercialization Territory and (iii) any Regulatory Authority in connection with any Syndax Independent Trials or Collaboration Trials conducted by Syndax and (B) Syndax shall furnish Incyte with copies of all substantive correspondence that Syndax receives from any Regulatory Authority with respect to any Trial.  Incyte shall provide Syndax with reasonably detailed minutes of any meetings or substantive telephone conferences it receives from the FDA relating to an Incyte Independent Trial conducted in the Co-

Commercialization Territory, Collaboration Trial conducted in the Co-Commercialization Territory or any Syndax Independent Trial.

3.6Syndax Obligations regarding Syndax Trials.

(a)Syndax Obligations regarding Syndax Ongoing Trials. Syndax shall use Commercially Reasonable Efforts to continue to conduct each of the Syndax Ongoing Trials in accordance with applicable Laws, GCP, the Development Plan, and the protocols therefor. Syndax shall [***], subject to the final decision making authority provisions as set forth in Section 9.3(e) and Section 9.1(d) and applicable Law.  In addition to the obligations under Section 9.3, Syndax shall inform Incyte regarding the status of the Syndax Ongoing Trials through progress reports submitted to the JDC [***] in writing. Such reports shall provide the same level of information outlined in Section 3.10(b) and shall include copies of any preliminary reports and final reports and other information or data reasonably requested by Incyte if available at the time.  [***].  Prior to the Regulatory Transfer, Syndax shall provide Incyte with reasonable advance notice and a copy of briefing material and application dossiers of any meeting or substantive telephone conference with any Regulatory Authority relating to such Syndax Ongoing Trial, and shall, upon Incyte’s request, permit Incyte to participate in any such meeting or telephone conference, to the extent legally permitted.  In addition, Syndax shall [***].

(b)Syndax Obligations regarding Syndax IPF Trial. Syndax shall use Commercially Reasonable Efforts to conduct the Syndax IPF Trial in accordance with applicable Laws, GCP, the Development Plan, and the protocol therefor.  Syndax shall [***], subject to the final decision making authority provisions as set forth in Section 9.3(e), Section 9.1(d) and applicable Law.  In addition to the obligations under Section 9.3, Syndax shall inform Incyte regarding the status of the Syndax IPF Trial through progress reports submitted to the JDC [***] in writing. Such reports shall include copies of any preliminary reports and final reports and other information or data reasonably requested by Incyte if available at the time. Syndax's conduct of the Syndax IPF Trial shall be regarded as an Independent Trial for which, notwithstanding anything to the contrary in Section 7.5, [***] and as to Syndax’s Independent Trial Data generated therein, notwithstanding anything to the contrary in Section 3.8 or 7.5, Incyte shall have the same use rights it has to Collaboration Trial Data under this Agreement. Prior to the Regulatory Transfer, Syndax shall provide Incyte with reasonable advance notice and a copy of briefing material and application dossiers of any meeting or substantive telephone conference with any Regulatory Authority relating to the Syndax IPF Trial, and shall, upon Incyte’s request, permit Incyte to participate in any such meeting or telephone conference, to the extent legally permitted.  In addition, Syndax shall [***].

(c)Syndax Obligations regarding Syndax Independent Trials.  Syndax shall [***], subject to the final decision making authority provisions as set forth in Section 9.3(e), Section 9.1(d) and applicable Law.  In addition to the obligations under Section 9.3, Syndax shall inform Incyte regarding the status of the Syndax Independent Trials through progress reports submitted to the JDC [***] in writing. Such reports shall include copies of any preliminary reports and final reports and other information or data reasonably requested by Incyte if available at the time.  For the avoidance of doubt and subject to Section 3.5, [***].  Prior to the Regulatory Transfer, Syndax shall provide Incyte with reasonable advance notice and a copy of briefing material and application dossiers of any meeting or substantive telephone conference with any Regulatory Authority relating to any Syndax Independent Trial, and shall, upon Incyte’s request, permit Incyte to participate in any such meeting or telephone conference, to the extent legally permitted.  In addition, Syndax shall [***].

3.7Diligence.  Incyte shall use Commercially Reasonable Efforts to Develop the Licensed Antibody and the Product(s) and to seek to obtain Regulatory Approval (other than Pricing Approval) for at least [***] in the Field in the Major Markets.  The Parties shall use Commercially Reasonable Efforts to collaborate with respect to the Development of the Licensed Antibody and the Product(s) in the Field in the Territory as set forth in the Development Plan, and carry out such Party’s obligations and responsibilities set forth in the Development Plan in accordance with the Collaboration Budget and on the time frames set forth in the Development Plan. The Parties shall conduct the Development based on [***] and as agreed to in the Development Plan.  Each Party shall utilize adequately skilled personnel to perform or oversee, as applicable, the Development and Manufacturing of the Product, in accordance with the terms of this Agreement. Neither Party shall be relieved of its diligence obligations under this Agreement by entering into Sublicense Agreements.

3.8Development Data.  Subject to the licenses granted herein, all Development Data shall be owned and shared by the Parties as set forth in this Section 3.8:

(a)Joint Development Data shall be jointly owned by both Parties and shall be regarded as Incyte Know-How and Syndax Know-How for all purposes under this Agreement and shall be regarded as the Confidential Information of both Parties. With respect to the data relating to a Party’s proprietary molecule not otherwise subject to the licenses under this Agreement but included in Joint Development Data, the other Party may use such data solely in connection with the Development and Commercialization of the Product, and such data related to the proprietary molecule shall be considered the Confidential Information of the Party which owns such molecule, provided that the portion of such data that relates specifically to the proprietary molecule (and not the combination of the Product and the proprietary molecule) will be solely owned by the Party which owns such molecule.

(b)Independent Trial Data shall be owned solely and exclusively by the Party generating such data, which shall be Confidential Information of such Party.

(c)With respect to Joint Development Data generated by or on behalf of a Party, its Affiliates or sublicensees (including Sublicensees, with respect to Incyte), as applicable, such Party shall promptly provide the other Party with copies of reports and summaries thereof, in each case as such reports and summaries become available to such Party, its Affiliates or sublicensees (including Sublicensees, with respect to Incyte).  Each Party will share all Joint Development Data generated by it or on its behalf, its Affiliates or sublicensees (including Sublicensees, with respect to Incyte) with the other Party [***], and the Party receiving such Joint Development Data is entitled to disclose such Joint Development Data to its Affiliates and sublicensees (including Sublicensees, with respect to Incyte) only for use in accordance with the terms of this Agreement.  Each Party shall ensure that its Affiliates and sublicensees (including Sublicensees, with respect to Incyte), as applicable, agree to disclose Joint Development Data to the other Party, its Affiliates and sublicensees (including Sublicensees, with respect to Incyte), as applicable.

(d)Each Party shall provide the other Party with copies of relevant Independent Trial Data reasonably promptly after such data becomes available to such Party, its Affiliates or sublicensees (including Sublicensees, with respect to Incyte); provided, however, that such [***].  Notwithstanding the foregoing, either Party shall be free to use any such Independent Trial Data that is in the public domain.

(e)Notwithstanding the foregoing, in the event Development Data contains Personal Data, to the extent required by applicable Data Protection Laws, the respective Party acting as data controller shall ensure that data subjects have been notified (and have consented, where applicable) with respect to the processing of their Personal Data, including the transfer and sharing of such Personal Data with the other Party.

3.9Records.  Each Party shall maintain current and accurate records of all work conducted by or on behalf of a Party and its Affiliates under the Development Plan, and all data and other information resulting from such work, which records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with such Development Activities).  Such records shall properly reflect all work done and results achieved in the performance of such Development Activities in sufficient detail and in good scientific manner appropriate for regulatory and patent purposes. Such records shall be properly retained and archived according to applicable good pharmacovigilance practice, GLP, GCP and/or GMP standards.  Each Party shall document such Development Activities, including Trials conducted pursuant to the Development Plan, in formal written study reports upon completion of such activity according to applicable national and international (e.g., ICH, GCP and GLP) guidelines and Manufacturing. All Trial activities and Development Activities shall be documented by setting up, maintaining and controlling a trial master file according to ICH-GCP and subject to an audit plan to be agreed to by the Parties.

3.10Annual Development Reports.

(a)Incyte Annual Development Report. No later than [***] after the end of each calendar year, Incyte shall provide to Syndax the Incyte Annual Development Report. The Incyte Annual Development Report shall summarize in reasonable detail Incyte’s and its Affiliates’ and Sublicensees’ activities and progress related to the Development of the Licensed Antibody and Products in the Territory in accordance with the Development Plan, including information concerning the conduct of non-clinical activities and Trials, and applications for and securing of Regulatory Approvals of such Product in the Territory.  Each Incyte Annual Development Report will [***]. Syndax shall treat such Incyte Annual Development Reports as Incyte’s Confidential Information and shall not distribute such report(s) to any Third Party without Incyte’s prior written consent; provided that, notwithstanding the foregoing, Syndax shall have the right to distribute such report(s) to [***] to the extent necessary for Syndax to [***] without such prior written consent.

(b)Syndax Annual Development Report. No later than [***] after the end of each calendar year, Syndax shall provide to Incyte the Syndax Annual Development Report. The Syndax Annual Development Report shall summarize in reasonable detail Syndax’s and its Affiliates’ activities and progress related to the Development of the Licensed Antibody and Products in the Territory in accordance with the

Development Plan, including information concerning the conduct of non-clinical activities and Trials, and applications for and securing of Regulatory Approvals of such Product in the Territory. Incyte shall treat such Syndax Annual Development Reports as Syndax’s Confidential Information and shall not distribute such report(s) to any Third Party without Syndax’s prior written consent; provided, however, that Incyte may provide such report to any (i) [***] and (ii) [***], in each case ((i) and (ii)) without Syndax’s prior written consent.

3.11Status Updates in the Territory by Both Parties. Without limiting the foregoing obligations of each Party under Section 3.10, each Party shall provide the JDC with reports detailing its respective Development Activities under the Development Plan and the results thereof at least [***] prior to any JDC meeting, but in any event, on at least a [***] basis.  Each Party shall promptly, but in any event within [***] after receipt thereof, provide the other Party with copies of any material documents or correspondence received from any Regulatory Authority related to such Development Activities.

3.12Compliance. In conducting any activities under this Agreement for the Development Program, each Party’s performance will be in good scientific manner, and in compliance with applicable Law. Each of Incyte and Syndax shall use, and shall cause their respective Affiliates and sublicensee(s) (and Sublicensee(s) in the case of Incyte) to use, Commercially Reasonable Efforts to ensure that its employees, agents, clinical institutions and clinical investigators as well as any further entities actively involved in the conduct of development work (such as contract research organizations, contract manufacturing organizations, vendors, laboratories, or any other subcontractor, etc.) comply with all applicable Laws with respect to the performance of any activities under the Development Program, Licensed Antibody or Products, including (as applicable): the United States Federal Food, Drug and Cosmetic Act, as amended, the PHSA, the rules governing medicinal products in the European Union and including Directive 2001/83/EC and Regulation 726/2004/EC and applicable national legislation regulatory provisions regarding protection of human subjects, and, except to the extent contrary to applicable Law, the spirit and principles of the self-regulatory codes of The Pharmaceutical Research and Manufacturers of America and the European Federation of Pharmaceutical Industry and Associates, the rules relating to financial disclosure by clinical investigators, Institutional Review Boards (IRB) and independent ethics committees, GCP, GLP, GMP and Good Distribution Practices, IND regulations, and any conditions imposed by a reviewing Governmental Authority or Ethics Committee/IRB, and comparable statutes and regulatory requirements in other jurisdictions. Each Party will maintain any of its facilities at its own cost and expense and risk necessary to carry out its responsibilities under the Development Program pursuant to the Development Plan.  Each Party agrees to make its employees reasonably available at their respective places of employment to consult with the other Party on issues arising relating to the performance of the Development Program pursuant to the Development Plan.

4.	Regulatory Activities and Pricing Activities

4.1Ownership of Regulatory Approvals.

(a)General Regulatory Activities and Pricing Activities in the Incyte Territory. Subject to Section 4.1(c), Incyte shall be responsible for all Regulatory Activities and Pricing Activities in the Incyte Territory in the Field (including in connection with Labelling and Packaging for the Product in the Incyte Territory).  Syndax shall have the right to attend meetings and scheduled calls with the relevant

Governmental Authorities in the European Region (other than with respect to pricing reimbursement) to the extent permitted by applicable Laws.  Syndax shall take any action reasonably necessary and reasonably requested by Incyte in furtherance of seeking Regulatory Approval of the Product in the Field in the Incyte Territory.  Incyte shall be responsible for, and shall solely bear, all Regulatory Costs for the Product in the Incyte Territory and, for clarity, shall reimburse Syndax for reasonable Regulatory Costs incurred by Syndax, if any, to the extent Syndax is performing such Regulatory Activities or supporting Pricing Activities for Incyte as reasonably requested by Incyte or as set forth in the Development Plan, provided that any such Regulatory Costs allocable to the Collaboration Trials shall be shared in accordance with the Pro Rata Percentage pursuant to Section 7.1 and any such Regulatory Costs allocable to Co-Commercialization (but excluding in any event any costs allocable to Trials, other Development Activities, or Development-related Manufacturing activities) shall be shared in accordance with the Pre-Tax Profit (Loss) pursuant to Section 7.6.

(b)General Regulatory Activities and Pricing Activities in the Co-Commercialization Territory. Subject to Section 4.1(c), Incyte shall be responsible for all Regulatory Activities and Pricing Activities in the Co-Commercialization Territory in the Field (including in connection with Labelling and Packaging for the Product in the Co-Commercialization Territory) in accordance with the Development Plan and the Co-Commercialization Plan.  The Parties shall discuss (i) the regulatory strategy for filing and maintaining Regulatory Approvals in the Co-Commercialization Territory through the JDC and in alignment with the JCC and (ii) to the extent that Incyte is required to undertake Pricing Activities for the Product in the Co-Commercialization Territory, the strategy for carrying out such Pricing Activities(s) through the JCC.  Syndax shall provide reasonable assistance with respect to Incyte’s Regulatory Activities and Pricing Activities in the Co-Commercialization Territory as reasonably requested by Incyte and shall have the right to attend meetings and scheduled calls with the relevant Governmental Authorities in the Co-Commercialization Territory and to participate in the preparation and review of any Regulatory Materials and Pricing Materials in the Co-Commercialization Territory to the extent permitted by applicable Laws.  Incyte will consider in good faith reasonable comments from Syndax with respect to the Regulatory Materials and Pricing Materials in the Co-Commercialization Territory, but will have final decision making authority with respect to such Regulatory Materials and Pricing Materials.

(c)Syndax Trial Regulatory Activities.  Notwithstanding anything to the contrary with respect to Incyte's rights and responsibilities for Regulatory Activities and Pricing Activities as necessary or desirable for obtaining or maintaining Regulatory Approvals under Section 4.1(a) and Section 4.1(b), Syndax shall [***].  The Parties shall discuss the regulatory strategy for filing and maintaining Regulatory Approvals and the preparation of Regulatory Materials with respect to the Syndax Trials through the JDC and in alignment with the JCC.  Notwithstanding Syndax’s ongoing responsibilities under Section 3.5 and this Section 4.1(c), Syndax shall transfer the IND(s) for all Trials to Incyte within [***] after the Effective Date (the “Regulatory Transfer”). All INDs to be filed after the Regulatory Transfer with respect to Product will be submitted by Incyte.

4.2Ownership of Regulatory Approvals.

(a)

Co-Commercialization Territory. Subject to Section 4.1(c) and Section 7.5, all Regulatory Approvals, if applicable, for the Product in the Co-Commercialization Territory in the Field shall be in the name of Incyte, and Incyte shall own (i.e., hold the BLA and Marketing Authorization in its name) all right, title and interest in and to all such Regulatory Approvals, if applicable, and all related Regulatory Materials and Pricing Materials.

(b)

Incyte Territory. Subject to Section 4.1(b) and 7.5, all Regulatory Approvals, if applicable, for the Product in the Incyte Territory in the Field shall be in the name of Incyte, Incyte’s Affiliates, Sublicensees or Distributor(s) designated by Incyte, and Incyte, Incyte’s Affiliates, Sublicensees or Distributor(s), as applicable, shall own (i.e., hold each applicable BLA and Marketing Authorization in its name) all right, title and interest in and to all such Regulatory Approvals, if applicable, and all related Regulatory Materials and Pricing Materials.

4.3Reporting and Review. To the extent Syndax is performing any of the following activities pursuant to Section 4.1 or in connection with Syndax’s conduct of any Syndax Trial, Syndax shall keep Incyte reasonably and regularly informed in connection with the preparation of all material Regulatory Materials, Governmental Authority review of Regulatory Materials, Regulatory Approvals, as applicable, with respect to the Product. Upon reasonable request, Syndax shall provide Incyte, in a timely manner, with copies of all material notices, questions, and requests for information in tangible form which it receives from a Governmental Authority with respect to the Product.  Incyte shall keep Syndax reasonably and regularly informed in connection with the preparation of all material Regulatory Materials, Governmental Authority review of Regulatory Materials, Regulatory Approvals, as applicable, with respect to the Product in the Major Markets.  Incyte shall keep Syndax reasonably and regularly informed in connection with the preparation of all material Pricing Materials and Governmental Authority review of the Pricing Materials in the Co-Commercialization Territory. Upon reasonable request, Incyte shall provide Syndax, in a timely manner, with copies of all material notices, questions, and requests for information in tangible form which it receives from a Governmental Authority with respect to the Product in the Field in the Co-Commercialization Territory for Collaboration Trials and in the Territory with respect to Syndax Trials.  Incyte shall inform Syndax prior to or at a minimum within [***] after submitting a material required report to any Governmental Authority with respect to Product in the Field in the Co-Commercialization Territory and in the Incyte Territory with respect to any Syndax Trial. Incyte will consider in good faith reasonable comments from Syndax with respect to the Regulatory Materials in respect of the foregoing.  The Party reporting to the other Party pursuant to this Section 4.3 shall have the right to reasonably redact any information to the extent not related to the Licensed Antibody, Product.

4.4Price Reporting Obligations.  Incyte shall be responsible for all federal and state government price reporting and disclosure obligations for Product sold in the Co-Commercialization Territory or foreign equivalents in the Incyte Territory (“Government Price Calculations and Reporting”).  Government Price Calculations and Reporting may include, but shall not be limited to, any U.S. federal, state or other jurisdiction legal reporting or compliance obligation with respect to a Product under the applicable statutes, rules, and regulatory guidance relating to the Medicaid Rebate Program, the Medicare Program, the Public Health Service 340B Program, the Department of Veterans Affairs Master Agreement, the Federal Supply Schedule contract, or applicable state or other jurisdiction laws.

4.5Pharmacovigilance.

(a)Syndax Trials, Independent Trials and Collaboration Trials. For the Syndax Trials, Syndax shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in accordance with applicable Laws and this Agreement and shall ensure that, in such Development of the Product, it will record, investigate, summarize, notify, report and review all adverse events in accordance with applicable Laws; provided that, the details on operational responsibility for these activities will be defined in the Pharmacovigilance Agreement.  For Collaboration Trials (other than Syndax Trials) and Incyte Independent Trials, Incyte shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in accordance with applicable Laws and this Agreement and shall ensure that, in such Development of the Product, it will record, investigate, summarize, notify, report and review all adverse events in accordance with applicable Laws.

(b)Exchange of Adverse Event Reports. Each Party shall keep the other Party informed of (i) any Serious Adverse Event (“SAE”) and (ii) any Suspected Unexpected Serious Adverse Reaction (“SUSAR”) and other safety requirements or other information necessary or reasonably useful for such other Party to comply with its pharmacovigilance responsibilities as per the schedule set out in the Pharmacovigilance Agreement. The costs of establishing and maintaining the global safety database for the Product shall be shared in accordance with the Pro Rata Percentage.

(c)Pharmacovigilance Agreement. The safety representatives from each of the Parties shall meet and agree upon a written pharmacovigilance agreement for exchanging adverse event and other safety information relating to the Product within [***] after the Effective Date (the “Pharmacovigilance Agreement”). Incyte shall at all times hold and be responsible for maintaining the global safety database, the Drug Safety Update Reports (DSUR), the Periodic Safety Update Reports (PSUR) and the core data sheet for each Product. Such Pharmacovigilance Agreement shall ensure that adverse event and other safety information is exchanged, and pharmacovigilance obligations are fulfilled, as described in Section 4.5(b), according to a schedule that will permit each Party (and its Affiliates, sublicensees (including Sublicensees, with respect to Incyte) or subcontractors) to comply with applicable Laws, current standards for pharmacovigilance practice and regulatory requirements as more fully set forth in the Pharmacovigilance Agreement.

4.6Governmental Authority Communications Received by a Party.  Each Party shall promptly inform the other Party of notification of any action by, or notification or other material information (including any audit notice, inspection notice, notice of initiation by Governmental Authorities of investigations, document or information requests, detentions, seizures or injunctions concerning the Product or this Agreement) which it receives (directly or indirectly) from any Governmental Authority in the Territory, whether in relation to the Co-Commercialization Territory or in relation to the Incyte Territory, which (i) raises any material concerns regarding the quality, safety or efficacy of the Product or materially modifies, delays, or halts any Trial, (ii) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Product, (iii) is reasonably likely to lead to a recall, market withdrawal or market notification with respect to the Product, (iv) relates to expedited exchange of individual case safety reports and periodic safety reports with respect to the Product, or product complaints, and which is reasonably likely to have a material adverse impact on Regulatory Approvals or the continued Commercialization of the Product in the Field in the Territory or (v) raises any material concerns regarding the compliance of either

Party (or any of their respective Sublicensees, Distributors, or subcontractors) with Laws related to the Licensed Antibody or Product or this Agreement.  Subject to Section 4.1(c) and 4.3, Incyte shall be solely responsible for responding to any such communications relating to the Product in the Territory in the Field.  Each Party shall reasonably cooperate with and assist the other Party in complying with regulatory obligations, including by providing to the other Party, within [***] (or such shorter period required by a Governmental Authority) after a request, such information and documentation which is in such Party’s possession as may be necessary or reasonably helpful for the other Party to prepare a response to an inquiry from a Governmental Authority with respect to the Product.  Each Party shall promptly provide, and ensure that its Affiliates and sublicensees provide the other Party with a copy of all material correspondence received from a Regulatory Authority specifically regarding the matters referred to above.

4.7Recall, Withdrawal, or Market Notification of Product.  In the event that any Governmental Authority suggests, threatens, recommends or initiates any action to remove the Product from the market whether in the Co-Commercialization Territory or in the Incyte Territory (in whole or in part, including in any Trial), or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal the Party receiving notice thereof or desiring such recall or similar action shall promptly notify the other Party of such communication promptly, but in no event later than [***], after receipt or determination thereof.  Notwithstanding the foregoing, in all cases Incyte shall determine whether to initiate any recall, withdrawal or market notification of the Product in the Territory (except in the case of a government-mandated recall or market withdrawal), including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification; provided, however, that before Incyte initiates a recall, withdrawal or market notification, the Parties shall promptly meet and discuss in good faith the reasons therefor and Incyte shall consider Syndax’s reasonable comments in good faith; provided, further, that such discussions shall not delay any action that Incyte believes has to be taken in relation to any recall, withdrawal or market notification. Each Party shall at all times utilize a batch tracing system which will enable it to identify, on a prompt basis, customers within the Territory who have been supplied with Product of any particular batch, and to recall such Product from such customers.

4.8Cost Allocation re Recall; Withdrawal or Market Notification.  Subject to Section 14.3, all direct costs and expenses associated with implementing a recall, withdrawal or market notification with respect to the Product in any Territory shall be allocated between Incyte and Syndax as follows:

[***].

5.	Commercialization of Products

5.1Incyte Territory.

(a)General. Incyte shall be solely responsible for all aspects of the Commercialization of the Products in the Incyte Territory in the Field during the Term, including distribution, Product positioning, Product strategy, Product branding, core messaging, marketing, promotion, Detailing Activities, Medical Affairs Activities and all decisions relating to the setting of Product prices in the Incyte Territory; invoicing and booking sales, and establishing all terms of sale; subject to Section 5.5, the selection and protection of relevant trademarks in the Incyte Territory; and subject to Article 4, all

Regulatory Activities in connection with any Commercialization of the Products in the Incyte Territory. The JSC shall oversee all Commercialization of Products in the Field in the Incyte Territory.

(b)Commercialization Diligence. Incyte shall use Commercially Reasonable Efforts to Commercialize Products in the Field [***] in each case ([***]) with respect to which Incyte, its Affiliates or Sublicensees have received Marketing Authorization for such Product(s).  For the avoidance of doubt Incyte may satisfy its obligations pursuant to clause (ii) of this Section 5.1(b) by [***].

(c)Commercialization Costs and costs for Medical Affairs Activities. Incyte shall be responsible for all costs incurred in connection with the Commercialization of the Product and for costs in support of Medical Affairs Activities (other than Medical Affairs Activities Costs) in the Incyte Territory, in each case that are solely attributable to Commercialization or Medical Affairs Activities in the Incyte Territory.

(d)Incyte Reports.  Incyte shall provide to Syndax a written update on its Commercialization for the Product(s) in the Incyte Territory on a regional or on a country-by-country basis no less than [***] every calendar year.

5.2Co-Commercialization Territory.

(a)General.  Subject to the Co-Commercialization Plan, the Co-Commercialization Budget and Syndax’s rights upon exercise of the Co-Commercialization Option, Incyte shall be responsible for all Commercialization of the Product(s) in the Co-Commercialization Territory in the Field during the Term, including distribution, Product positioning, Product strategy, Product branding, core messaging, marketing, promotion, Detailing Activities, Medical Affairs Activities, invoicing and booking sales, and establishing all terms of sale in the Co-Commercialization Territory. Subject to Section 5.5, the selection and protection of relevant trademarks in the Co-Commercialization Territory; and subject to Article 4, all Regulatory Activities in connection with any Commercialization of the Products in the Co-Commercialization Territory.

(b)JCC Oversight and Co-Commercialization Plan. The JCC shall oversee all Commercialization of Products in the Field in the Co-Commercialization Territory.  The Parties will jointly develop and agree through the JSC on a Co-Commercialization Plan and a Co-Commercialization Budget that shall define the overall commercial strategy and detail the operational activities, requirements and responsibilities of each Party.

(c)Commercialization Diligence. Incyte shall use Commercially Reasonable Efforts to Commercialize Products in the Field in the Co-Commercialization Territory following receipt of Marketing Authorization for such Products in the Co-Commercialization Territory. Each Party shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, the activities assigned to it under the Co-Commercialization Plan.

(d)Co-Commercialization Option.  For the first Indication, Syndax shall have the right, but not the obligation, to provide [***] of the US Sales Representatives that Incyte determines to field for the first Indication on an FTE basis at the Commercial FTE Rate (the “First Indication Co-Commercialization Option”) for the purpose of conducting Detailing Activities in accordance with the Co-Commercialization Plan.  Incyte shall notify Syndax of its anticipated first launch of Product in the Co-Commercialization Territory no later than Incyte’s BLA submission for the Product in the Co-Commercialization Territory (the “First

Indication Launch Notice”).  Syndax shall have the right to exercise the First Indication Co-Commercialization Option by written notice to Incyte within [***] after Syndax’s receipt of the First Indication Launch Notice, which written notice will establish the level of Sales Representative support that Syndax will provide for the first Indication in the Co-Commercialization Territory at the time of launch of the Product.  In the event that Syndax does not timely exercise its First Indication Co-Commercialization Option following receipt of the First Indication Launch Notice and (i) Incyte later determines to submit a BLA or BLA Supplement for the Product for the treatment of IPF in the Co-Commercialization Territory and (ii) Incyte is seeking to increase headcount of its Sales Representatives for Product in the Co-Commercialization by [***] in connection with the launch of IPF in the Co-Commercialization Territory (the “IPF Launch”), Incyte shall notify Syndax of its anticipated IPF Launch no later than the date of Incyte’s BLA submission for the Product in the Co-Commercialization Territory for the treatment of IPF (the “IPF Launch Notice”).  For IPF, Syndax shall have the right, but not the obligation, to provide [***] of the additional US Sales Representatives that Incyte determines to field for IPF on an FTE basis at the Commercial FTE Rate (the “IPF Co-Commercialization Option” and together with the First Indication Co-Commercialization Option, the “Co-Commercialization Option”) for the purpose of conducting Detailing Activities in accordance with the Co-Commercialization Plan.  Syndax shall have the right to exercise the IPF Co-Commercialization Option by written notice to Incyte within [***] after Syndax’s receipt of the IPF Launch Notice, which written notice will establish the [***] of Sales Representatives (on an FTE basis) that Syndax will provide for IPF in the Co-Commercialization Territory at the time of the IPF Launch.

(e)Subcontracting. Incyte may perform its Commercialization under this Agreement through one or more subcontractors as provided in Section 2.7.

(f)Pre-Tax Profit (Loss) Share. The Parties shall equally share the Pre-Tax Profit (Loss) of the Co-Commercialization in the Co-Commercialization Territory pursuant to Section 7.6.

(g)Sales Force. Both Parties shall ensure that all Sales Representatives performing Detailing Activities for the Product in the Co-Commercialization Territory shall do so in accordance with applicable law and complete the same training and certification process. Incyte will be responsible for the training of both Parties’ Sales Representatives and will prepare and implement a training program and training materials for such Sales Representatives, including Detail scripts.  Without limiting the generality of the foregoing, each Party shall:

(i)

be solely responsible for recruiting, hiring and maintaining its sales force of Sales Representatives, including determining incentive compensations, for the Commercialization of the Product in accordance with its standard procedures and the requirements of this Agreement;

(ii)

be responsible for the activities of its Sales Representatives, including compliance by its Sales Representatives with training and Detailing Activities requirements established by Incyte and ensuring Sales Representatives have and maintain all credentials, licenses, or other governmental or institutional approvals necessary to engage in Detailing Activities and related activities;

(iii)

ensure that any of its Sales Representatives involved in the Commercialization of the Product will not have any legal or regulatory disqualifications, bars or sanctions, including but not limited to any suspension or revocation of required credentials, licensing, or other governmental or institutional approvals necessary to engage in Detailing Activities and related activities, or any record of debarment, exclusion, or other sanction under the U.S. Federal Food, Drug, and Cosmetic Act, the U.S. Social Security Act, and comparable statutes and regulatory requirements in other jurisdictions; and

(iv)	maintain records and otherwise establish procedures to ensure compliance with all applicable Laws and professional requirements that apply to the Commercialization of the Product.

5.3Legal Compliance.  Each Party shall, and shall ensure that its Affiliates, sublicensees (including Sublicensees, with respect to Incyte) and subcontractors, comply with all applicable Laws, including all applicable Regulatory Approvals for the Product, in the Territory in Commercializing the Product(s) in the Field and have in place a compliance program sufficient to monitor compliance with applicable Laws in connection with such Commercialization.  Each Party shall be responsible for reporting its own expenditures in compliance with the Physician Payments Sunshine Act, subject to further agreement between the Parties as to any information exchange necessary to properly calculate and report spending on research and development which understanding shall be documented in the Co-Commercialization Plan.  Notwithstanding anything to the contrary contained herein, a Party or its Affiliate shall not be obligated to undertake or continue any activities with respect to the Licensed Antibody or Products if such Party (or Affiliate) reasonably determines that performance of such activity would violate applicable Law or if a Regulatory Authority determines that such activities with respect to the Licensed Antibody or Product would pose an unacceptable safety risk to patients.

5.4Promotional Materials.

(a)Incyte Territory.  Incyte will be solely responsible for the promotional strategy of the Product in the Incyte Territory.

(b)Co-Commercialization Territory.  Incyte shall be responsible for the promotional strategy of the Product in the Co-Commercialization Territory, subject to oversight of the JCC.

5.5Product Marks.

(a)	Subject to oversight of the JSC and JCC, Incyte shall be solely responsible for:

(i)establishing a global branding for the Product, including identifying and selecting Product Marks and trademark standards for any Product Marks to be adopted as well as the global look and feel of Products and Product packaging in the Territory ("Global Branding"); provided that Incyte shall indicate with respect to any such Global Branding that such Product was in-licensed from Syndax to the extent permitted under applicable Law. Incyte and Syndax (and its Affiliates and sublicensees (including Sublicensees, with respect to Incyte) respectively) shall only use the Product Marks pursuant to the terms of this Agreement (i) to identify the Product(s) and (ii) in connection with the Commercialization of the Product(s), and Incyte and Syndax shall not (and shall ensure that each of their Affiliates and sublicensees (including Sublicensees, with respect to Incyte) do not) use such Product Marks in the course of trade to identify, or otherwise in connection with, any other products; and

(ii)

developing a global brand strategy and establishing commercial terms of sale ("Global Brand Strategy"). Such Global Brand Strategy may be updated from time to time by mutual agreement by the Parties. If the Parties do not mutually agree on the above, Incyte shall have the right to decide on the brand strategy for the Product(s) in the Territory, reasonably taking into account Syndax’s comments.

(b)To the extent permissible by Regulatory Authorities and applicable Law, Incyte shall use the same Product Mark in the Incyte Territory and the Co-Commercialization Territory (a "Global Product Mark").  Any Global Product Mark shall be owned by Incyte in all countries and regions in which such Global Product Mark is applied for, registered, or used. Without limiting the foregoing, Incyte shall register and maintain the Product Marks in countries and regions it determines reasonably necessary.

(c)Ownership of Product Marks.  All Product Marks shall be owned by Incyte.  Incyte shall control the filing, prosecution, enforcement and maintenance of the Product Marks.

(d)Infringement of Product Marks.  In the event that either Party becomes aware of any infringement of the Product Marks by a Third Party including, but not limited to, the existence of conflicting trademarks or company names of Third Parties in the Territory, such Party shall promptly notify the other Party and the Parties shall consult with each other in good faith with respect thereto.  Incyte, at its sole discretion, shall have the right to determine how to proceed with respect to such infringement in the Territory, including by the institution of legal proceedings against such Third Party, in which case all costs and awards relating to such legal proceedings in the Incyte Territory will be borne exclusively by Incyte and all costs and awards relating to such legal proceedings in the Co-Commercialization Territory will be shared by the Parties in accordance with the Pre-Tax Profit (Loss) Share pursuant to Section 7.6.

(e)Acknowledgments.  Syndax agrees that it will not at any time during or after the Term assert or claim any interest in, or do anything which may adversely affect the validity or enforceability of, any copyright, trademark, trade dress, logo or slogan used or intended to be used on or in connection with the marketing or sale of the Product in accordance with this Agreement.  Syndax will not register, seek to register or cause to be registered any copyrights, trademarks, trade dress, logos or slogans owned by Incyte and used or intended to be used on or in connection with the marketing or sale of the Product or any variation thereof, under any applicable Laws providing for registration of copyrights, trademarks, service marks, trade names or fictitious names (including as an Internet domain name) or similar Laws, without Incyte’s prior written consent (in its sole discretion).  Syndax agrees that all use of the Product Marks will inure to the benefit of Incyte, including all goodwill in connection therewith.  To the extent a Global Product Mark is used in the Co-Commercialization Territory and the Incyte Territory, Incyte will own rights to any internet domain names incorporating the Global Product Mark or any variation or part of such Global

Product Mark as its URL address or any part of such address under the country code top level domains corresponding to the countries of the Territory.

6.	Manufacture of Products and Supply

6.1Transition of Manufacturing Responsibilities to Incyte.

(a)Within [***] after receipt of written notice from Incyte, Syndax shall initiate a manufacturing technology transfer (including CMC transfer and assignment of any agreements by and between Syndax and any contract research organization relating to the Manufacture of Drug Substance or Drug Product) for the Manufacture of Drug Substance and Drug Product to Incyte (or its designated Affiliates or subcontractors), the conduct and completion of which shall be in accordance with the terms and conditions of a manufacturing technical transfer plan provided and overseen by the JSC (the “Technology Transfer”).  Syndax shall complete the Technology Transfer as soon as reasonably practicable after the Effective Date.  The Parties shall [***] incurred by Incyte and Syndax to conduct such transfer in accordance with the Pro Rata Percentage.  After successful completion of the Technology Transfer or otherwise after expiration of the Technology Transfer Period, Incyte shall keep Syndax reasonably informed of its supply activities and its ability to manufacture Drug Substance and Drug Product for Development and Commercialization hereunder.  In addition, upon the reasonable request of Incyte from time to time after the Technology Transfer Period, Syndax shall provide to Incyte (or its designated Affiliates or subcontractors) such reasonable technical assistance that is necessary or reasonable useful in connection with the Manufacture of Licensed Antibody and Drug Product, with the Parties sharing the costs of such technical assistance in accordance with the Pro Rata Percentage.  Subject to successful completion of the Technology Transfer and Syndax’s provision of technical support in accordance with this Section 6.1(a), Incyte will use Commercially Reasonable Efforts to Manufacture or have Manufactured Product on a timeline that does not unreasonably delay the anticipated initial BLA filing with the FDA for the Product as set forth in the Development Plan.

(b)Until completion of the Technology Transfer or expiration of the Technology Transfer Period pursuant to Section 6.1(a), Syndax or any contract manufacturer on Syndax’s behalf shall supply (i) Licensed Antibody, Drug Substance and Drug Product for the conduct of the Syndax Trials and (ii) Incyte with Licensed Antibody, Drug Substance and Drug Product for Collaboration Trials and Incyte Independent Trials; all subject to Syndax’s suppliers’ capacity and ability.  At Incyte’s request made during the [***] after the Effective Date, (A) Syndax shall use Commercially Reasonable Efforts to assist Incyte in entering into supply agreements with Syndax’s then-current contract manufacturers on substantially the same terms as such supply agreements between Syndax and such contract manufacturers for the purchase and manufacture of Drug Substance and Drug Product, or (B) Syndax shall assign to Incyte any existing agreements it has in place with contract manufacturing organizations related to the manufacture of Drug Substance and Drug Product.

(c)Syndax shall use Commercially Reasonable Efforts to assist Incyte in obtaining Third Party licenses that may be needed for the Manufacture of Product on Incyte’s behalf and with Incyte bearing the costs associated with such license in the Incyte Territory, subject to the royalty offset set forth in Section 8.3(d), if applicable, and the sharing of such costs as part of the Pre-Tax Profit (Loss) Share to the extent allocable to the Co-Commercialization Territory.

6.2Clinical Supply Agreement.  The Parties will use their Commercially Reasonable Efforts to enter into, within [***] after the Effective Date, a supply agreement (including a quality agreement) with respect to the Manufacture and supply by Incyte of Drug Substance and Drug Product for the Syndax Independent Trials and Collaboration Trials (the “Supply Agreement”), containing terms as shall be consistent with this Agreement and industry standards for a contract manufacturing agreement in the context of a collaborative effort.

6.3Clinical Supply.

(a)Following the completion of the Technology Transfer, subject to the terms of the Supply Agreement, Incyte shall use Commercially Reasonable Efforts to source and to supply the demands of Licensed Antibody, Drug Substance and Drug Product reasonably required for the conduct of the Syndax Trials (other than Syndax Ongoing Trials) [***], subject to Incyte’s suppliers’ capacity and ability.

(b)Following the completion of the Technology Transfer and subject to the terms of the Supply Agreement, Incyte shall use Commercially Reasonable Efforts to source and to supply the demands of Licensed Antibody, Drug Substance and Drug Product, and if applicable Placebo, combination or comparator products reasonably required for the conduct of any Collaboration Trial or Incyte Independent Trial.

(c)In the event of a potential shortfall or shortfall in the supply of Licensed Antibody, Drug Substance and Drug Product, the supply for the conduct of Collaboration Trials under Section 6.3(b) shall have preference over the supply for the conduct of the Syndax Trials (other than Syndax Ongoing Trials) under Section 6.3(a) or the supply for the conduct of Incyte Independent Trials under Section 6.3(b).

(d)Drug Substance and Drug Product inventory that exists as of the Effective Date (the “Existing Supply”) will be included in the collaboration at no cost to Incyte.  Other than the Existing Supply, costs associated with supply of Drug Product and Placebo for (i) Collaboration Trials under this Section 6.3 shall be included in Collaboration Costs, (ii) Incyte Independent Trial Activities will be borne by Incyte and (iii) Syndax Independent Trial Activities will be borne by Syndax.  Labelling and Packaging of Drug Product for Collaboration Trials shall be discussed in the JDC and the associated costs shall be regarded as Collaboration Costs.

6.4Commercial Supply. Incyte shall be responsible for sourcing Drug Substance and Drug Product for Commercialization in the Territory. Costs associated with supply of Drug Substance and Drug Product for Commercialization in the Co-Commercialization Territory are included in the Costs of Goods Sold and shared in accordance with the Pre-Tax Profit (Loss) Share.

7.	Sharing of Collaboration Costs and Pre-Tax Profit (Loss) Share

7.1Collaboration Costs.  Beginning as of the Effective Date the Parties shall share all Collaboration Costs that are incurred after the Effective Date as set forth in the Development Plan in accordance with the Pro Rata Percentage. Collaboration Costs will be shared on a GAAP accrual basis, so that each Party can accurately report expenses in its financial statements. Within [***] after each calendar quarter, each Party shall invoice the other Party by providing copies of all invoices received from Third Parties and records of the number of FTEs.

7.2Development Costs Not Shared. Subject to Section 7.5, all Development costs and Manufacturing costs for Syndax Independent Trial Activities shall be fully borne by Syndax. Subject to Section 7.5, all Development costs and Manufacturing costs for Incyte Independent Trial Activities or otherwise with respect to the Incyte Territory shall be fully borne by Incyte (other than with respect to Collaboration Costs, which costs shall be shared in accordance with Section 7.1).

7.3Development and Co-Commercialization Budget Overruns.  Each Party shall promptly inform the other Party upon determining that it is likely to exceed the budget amounts set forth in the annual Collaboration Budget as may be updated from time to time or in the Co-Commercialization Budget as may be updated from time to time (each a “Budget”).  To the extent that the Collaboration Budget for a particular calendar year is exceeded by [***], each Party shall bear its share of such excess amount at its respective Pro Rata Percentage. To the extent that the Collaboration Budget for a particular calendar year is exceeded by [***], the "Excess Amount"), each Party shall solely bear the full cost of such Excess Amount that such Party incurred.

7.4Report and Reconciliation of Collaboration Costs and Costs Shared for Independent Trial and Data Buy-In.

(a)Reporting.  Within [***] of the end of any calendar quarter, each Party shall submit a calculation of all Collaboration Costs (including accurate records and books of accounts containing all data reasonably required for the calculation and verification of FTEs used by each Party in accordance with GAAP and the Development Plan) and other costs to be shared under Section 7.5 (including all information needed to calculate such costs) in accordance with GAAP on an accrual basis, incurred by such Party which may be subject to a reimbursement or cost sharing under this Agreement.

(b)Reconciliation Calculation; Payment. Incyte shall perform a reconciliation calculation to ensure that each Party bears its portion of the Pro Rata Percentage or other costs to be shared under Section 7.5. Incyte shall provide Syndax a report detailing the reconciliation calculation no later than [***] following the end of each calendar quarter.  If the reconciliation calculation reveals that a Party has borne less than its portion of the Pro Rata Percentage or other such costs, such Party shall pay the other Party an amount sufficient to reconcile to its portion of the Pro Rata Percentage or other such costs in such calendar quarter.  The amounts resulting from the reconciliation calculation shall be payable for each calendar quarter within [***] of receipt of the invoice for the reconciliation payment by the applicable Party.

(c)Audits.  Each Party shall be entitled to audit the cost calculations claimed by the other Party under this Section 7.4 and the audit provisions set forth in Section 8.4 shall apply to any such audit.

(d)Record Keeping.  Each Party shall keep and shall ensure that its Affiliates and Sublicensees keep, in accordance with GAAP, books and accounts of record in sufficient detail to permit accurate determination of all figures necessary for verification of the Collaboration Costs and other costs to be shared under Section 7.5.  Each Party and its Affiliates and Sublicensees shall maintain such records for a period of at least [***] after the end of the calendar quarter in which they were generated and make such records available upon request following the audit provisions set forth in Section 8.4 which shall apply to any such audit.

(e)Currency Conversion.  Costs reported and reconciled under this Section 7.4 incurred in a currency other than US dollars shall be converted and payable in US dollars in accordance with Section 8.6 and 8.7.

7.5Independent Trial and Data Buy-In Mechanism.

(a)Responsibility for Independent Trials. Subject to Section 3.4, each Party shall be fully responsible for its Independent Trials and costs associated therewith.

(b)Independent Trial Data Buy-In. This Section 7.5(b) shall apply to Independent Trials other than Phase 3 Trials in IPF that are conducted as Independent Trials (which are addressed in Section 7.5(c)).

(i)

Incyte shall have the right to elect to co-fund Syndax Independent Trials upon notice of such election to Syndax.  Following such notice as to a Syndax Independent Trial, Incyte shall be obligated to pay to Syndax the buy-in fee and Pro Rata Percentage of Development costs set forth below and shall have the right to use Syndax’s Independent Trial Data the same way it may use Collaboration Trial Data under this Agreement.  As to each Syndax Independent Trial that Incyte elects to co-fund, Incyte shall pay to Syndax (A) a buy-in fee constituting [***] of the Development costs incurred by Syndax as of delivery of the buy-in notice (including internal and External Costs) for the Development Activities associated with the applicable Independent Trial that Incyte would have otherwise been required to pay in accordance with Incyte’s Pro Rata Percentage if such Development Activities had been Collaboration Development Activities (i.e., Development costs incurred multiplied by fifty five percent (55%) [***]) and (B) Incyte’s Pro Rata Percentage of Development costs that are incurred after delivery of the buy-in notice.  Any such Development costs shall be considered part of Collaboration Costs as governed by Section 7.4, and budget overruns shall be considered Budget overruns as governed by Section 7.3.

(ii)

Syndax shall have the right to elect to co-fund Incyte Independent Trials upon notice of such election to Incyte.  Following such notice as to an Incyte Independent Trial, Syndax shall be obligated to pay to Incyte the buy-in fee and Pro Rata Percentage of Development costs set forth below and shall have the right to use Incyte’s Independent Trial Data the same way it may use Collaboration Trial Data under this Agreement.  As to each Incyte Independent Trial that Syndax elects to co-fund, Syndax shall pay to Incyte (A) a buy-in fee constituting [***] of the Development costs incurred by Incyte as of delivery of the buy-in notice (including internal and External Costs) for the Development Activities associated with the applicable Independent Trial that Syndax would have otherwise been required to pay in accordance with Syndax’s Pro Rata Percentage if such Development Activities had been Collaboration Development Activities (i.e., Development costs incurred multiplied by forty five percent (45%) [***]) and (B) Syndax's Pro Rata Percentage of Development costs that are incurred for such Incyte Independent Trial after delivery of the buy-in notice.  Any such Development costs shall be considered part of Collaboration Costs as governed by Section 7.4, and budget overruns shall be considered Budget overruns as governed by Section 7.3.
(iii)

Without limiting the foregoing Sections 7.5(b)(i) and 7.5(b)(ii), in the event that Independent Trial Data is the basis for Regulatory Approval by the FDA or EMA, the non-funding Party shall be required to pay the buy-in fee specified under Section 7.5(b)(i) or 7.5(b)(ii), as applicable, for the applicable Independent Trial upon such Regulatory Approval if such non-funding Party has not previously made the election to co-fund under Section 7.5(b)(i) or 7.5(b)(ii) for such Independent Trial.

(c)IPF Independent Trial Data Buy-In Option. This Section 7.5(c) (and not Section 7.5(b)) shall apply to Independent Trials that are Phase 3 Trials in IPF.

(i)

In the event that a Phase 3 Trial in IPF or a Pivotal Trial in IPF (except for the Syndax IPF Trial) is conducted as a Syndax Independent Trial, Incyte shall have the right to elect to co-fund such Syndax Independent Trial upon notice of such election to Syndax.  Following such notice as to such Syndax Independent Trial, Incyte shall be obligated to pay to Syndax the buy-in fee and Pro Rata Percentage of Development costs set forth below and shall have the right to use Syndax’s Independent Trial Data the same way it may use Collaboration Trial Data under this Agreement.  As to each such Syndax Independent Trial that Incyte elects to co-fund, Incyte shall pay to Syndax (A) a buy-in fee constituting [***] of the Development costs incurred by Syndax as of delivery of the buy-in notice (including internal and External Costs) for the Development Activities associated with the applicable Syndax Independent Trial that Incyte would have otherwise been required to pay in accordance with Incyte’s Pro Rata Percentage if such Development Activities had been Collaboration Development Activities (i.e., Development costs incurred multiplied by fifty five (55%) [***]) and (B) Incyte's Pro Rata Percentage of Development costs that are incurred for such Syndax Independent Trial after delivery of the buy-in notice.  Any such Development costs shall be considered part of Collaboration Costs as governed by Section 7.4, and budget overruns shall be considered Budget overruns as governed by Section 7.3.

(ii)

In the event that a Phase 3 Trial in IPF is conducted as an Incyte Independent Trial, Syndax shall have the right to elect to co-fund such Incyte Independent Trial upon notice of such election to Incyte.  Following such notice as to such Incyte Independent Trial, Syndax shall be obligated to pay to Incyte the buy-in fee and Pro Rata Percentage of Development costs set forth below and shall have the right to use Incyte’s Independent Trial Data the same way it may use Collaboration Trial Data under this Agreement.  As to each such Incyte Independent Trial that Syndax elects to co-fund, Syndax shall pay to Incyte (A) a buy-in fee constituting [***] of the Development costs incurred by Incyte as of delivery of the buy-in notice (including internal and External Costs) for the Development Activities associated with the applicable Incyte Independent Trial that Syndax would have otherwise been required to pay in accordance with Syndax’s Pro Rata Percentage if such Development Activities had been Collaboration Development Activities (i.e., Development costs incurred multiplied by forty five (45%) [***]) and (B) Syndax's Pro Rata Percentage of Development costs that are incurred for such Incyte Independent Trial after delivery of the buy-in notice.  Any such Development costs shall be considered part of Collaboration Costs as governed by Section 7.4, and budget overruns shall be considered Budget overruns as governed by Section 7.3.

(iii)

Without limiting the foregoing Sections 7.5(c)(i) and 7.5(c)(ii), in the event that Independent Trial Data result in Regulatory Approval of a Product to treat IPF (the “IPF Product”) by the FDA or EMA, the non-funding Party shall be required to pay the amounts specified under Section 7.5(c)(i) or 7.5(c)(ii), as applicable, for the applicable Independent Trial upon such Regulatory Approval if such non-funding Party has not previously made the election to co-fund under Section 7.5(c)(i) or 7.5(c)(ii) for such Independent Trial.

(iv)

If a Party becomes obligated to make payments to the other Party pursuant to Section 7.5(c)(i), 7.5(c)(ii) or 7.5(c)(iii) as to an Independent Trial, then such Party shall also pay to the other Party up to [***] of the total Development costs incurred for the applicable Independent Trial (including internal and External Costs) that such paying Party would have otherwise been required to pay in accordance with the Pro Rata Percentage if such Development Activities had been Collaboration Development Activities (i.e., Development cost amounts for the applicable Independent Trial other than such amounts that such paying Party paid pursuant to Section 7.5(c)(i)(B) or 7.5(c)(ii)(B)). The amounts in this Section 7.5(c)(iv) shall be payable as a tiered royalty on US Net Sales of the IPF Product at the following rates for the applicable tier until such [***] of such total Development costs has been paid:

Net Sales of IPF Product in US in any calendar year (US Dollars)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
(v)	[***].

(d)The amounts payable pursuant to Sections 7.5(b) and 7.5(c) may, at the election of the payment receiving Party, be offset against any amount hereunder then-payable by such receiving Party to the other Party.

7.6Pre-Tax Profit (Loss) Share.

(a)Principles. Each of Incyte and Syndax shall be entitled to (and shall bear) fifty percent (50%) of Pre-Tax Profit (Loss) ("Pre-Tax Profit (Loss) Share"). To the extent any of the amounts included in the Pre-Tax Profit (Loss) are not attributable solely to the Commercialization of the Product in the Co-Commercialization Territory, then only the respective pro rata amount allocable to the Commercialization of the

Product in the Co-Commercialization Territory, which shall be agreed between the Parties in good faith, shall be included in the calculation of Pre-Tax Profit (Loss).

(b)Report of Costs under the Pre-Tax Profit (Loss) Share. Each Party shall furnish to the other Party a written report for each calendar quarter detailing such Party’s (i) Co-Commercialization Costs, (ii) Cost of Goods Sold, (iii) Medical Affairs Activities Costs, (iv) Distribution Costs, and (v) Regulatory Costs (to the extent Regulatory Costs are included in Pre-Tax Profit (Loss) Share pursuant to Section 4.1(a)); in each case to the extent incurred with respect to the Co-Commercialization Territory during such calendar quarter. Such reports shall be furnished in reasonable detail for performing the Pre-Tax Profit (Loss) Share calculation. Such reports shall be due no later than [***] following the end of each calendar quarter.

(c)Reconciliation Calculation; Payment. Incyte shall perform a reconciliation calculation to ensure that each Party receives (or bears) its portion of the Pre-Tax Profit (Loss) Share as set forth under this Agreement. Incyte shall provide Syndax a report detailing the reconciliation calculation no later than [***] following the end of each calendar quarter.  If the reconciliation calculation reveals that a Party has received (or borne) an amount in excess of its portion of the Pre-Tax Profit (Loss) Share, then (i) in the event that a Party that has received more than its share of the profits under the Pre-Tax Profit Share, such Party shall pay the other Party an amount sufficient to reconcile to its portion of the Pre-Tax Profit (Loss) Share in such Calendar Quarter and (ii) in the event that the Party that has borne less than its share of the losses under the Pre-Tax Profit Share, such Party shall pay the other Party an amount sufficient to reconcile to its portion of Pre-Tax Profit (Loss) Share in such Calendar Quarter.  The amounts resulting from the reconciliation calculation of the Pre-Tax Profit (Loss) Share shall be payable for each calendar quarter within [***] of receipt of the invoice for the reconciliation payment by the applicable Party.  In calculation the Pre-Tax Profit (Loss), all amounts not denominated in US dollars shall be converted into US dollars by using the average closing exchange rate reported by Bloomberg for the respective quarter.

(d)Audits. Each Party shall be entitled to audit the cost reports and calculations of the Pre-Tax Profit (Loss) claimed by the other Party under this Section 7.6 and the audit provisions set forth in Section 8.4 shall apply to any such audit.

(e)Record Keeping.  Incyte shall keep and shall ensure that its Affiliates and Sublicensees keep, in accordance with GAAP, books and accounts of record in connection with all sales and other dispositions of Products in the Co-Commercialization Territory (including use in Trials, or provision on a compassionate use basis or as marketing samples) in sufficient detail to permit accurate determination of all figures necessary for verification of the Pre-Tax Profit (Loss) Share hereunder.  Incyte and its Affiliates and Sublicensees shall maintain such records until the later of (a) [***] after the end of the in the period to which such books and records pertain and (b) the expiration of the applicable tax statute of limitations (or any extension thereof), or for such longer period as may be required by applicable Law. Incyte and its Affiliates and Sublicensees shall make such records available upon request following the audit provisions set forth in Section 8.4 which shall apply to any such audit.

8.	License Fee, Milestones, Royalties, General Payment Terms

8.1License Fee and Contribution.

(a)Initial License Fee. Incyte shall pay to Syndax a one-time, non-creditable, non-refundable upfront initial license fee of One Hundred Seventeen Million Dollars ($117,000,000).  This initial license fee shall become due within [***] after the later of (i) the Effective Date and (ii) consummation of the Closing (as defined in the Securities Purchase Agreement).

(b)Equity Purchase.  As partial consideration for the rights granted by Syndax to Incyte pursuant to the terms of this Agreement, the Parties shall consummate the transactions contemplated by the Securities Purchase Agreement as set forth therein.

8.2Milestone Payments.

(a)Development and Regulatory Milestones.  Incyte shall pay the following non-refundable milestone payments to Syndax, each due upon the first achievement of each milestone event indicated below (whether achieved by or on behalf of Incyte or its Affiliate, or Sublicensee) with respect to the first achievement of such milestone event by the first Product in the applicable Indication. Incyte shall notify Syndax upon achievement of any milestone event as set forth below and shall pay the applicable milestone payment within [***] after achievement of such milestone event:

Milestone event	Indication (amounts in millions of US Dollars)
	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
Total Development & Regulatory milestones	[***]	[***]	[***]	[***]

[***]

(b)Sales Milestones.  Incyte shall notify Syndax upon achievement of any milestone event set forth below and Incyte shall make the following non-refundable one-time payments to Syndax based on Net Sales in any calendar year in the Co-Commercialization Territory or European Region, as applicable (for the first Product that achieves such milestone event), in accordance with the reporting and payment process set forth in Section 8.3(e):

Co-Commercialization Territory Milestone event (in US dollars)	Payment (in US dollars)
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
Total Co-Commercialization Territory Sales Milestones	[***]

European Region Milestone event (in EURO)	Payment (in US dollars)
[***]	[***]
[***]	[***]
[***]	[***]
Total European Region Sales Milestones	[***]

[***]

8.3Royalties from Incyte.

(a)Royalties for Products in the [***].  In further consideration of the licenses granted by Syndax to Incyte, Incyte shall pay to Syndax tiered royalties on incremental annual Net Sales of Products in the [***] as follows:

Net Sales of Products in [***] in any calendar year (in US dollars)	Royalty Rate
Between [***]	[***]
Between [***]	[***]
Between [***]	[***]
Greater than [***]	[***]

The royalty rates under this Section 8.3 are incremental with respect to the annual Net Sales of Products. For example, if Products achieve in any given calendar year [***] in Net Sales in the Incyte Territory, then a [***] royalty shall be paid on the [***], a [***] royalty shall be paid on the [***], and a [***] royalty shall be paid on the [***].

(b)

Net Sales of Products in ROW Territory.  In further consideration of the licenses granted by Syndax to Incyte, Incyte shall pay to Syndax a royalty of [***] of Net Sales of Products in the ROW Territory.

(c)

Royalty Term. The royalties under Section 8.3 shall be paid by Incyte to Syndax on a Product-by-Product and country-by-country basis during the Royalty Term. "Royalty Term" means the period commencing on the First Commercial Sale of a Product in a given country in the Territory and ending on the latest of: (i) the expiration of the last Valid Claim in the Syndax Background Patents and Syndax

Foreground Patents Covering such Product in such country, (ii) [***] after the First Commercial Sale of such Product in such country and (iii) expiration of the Regulatory Exclusivity for such Product in such country.

(d)	Royalty Reductions.
(i)

The royalties payable with respect to Net Sales of Products shall be reduced by [***] of the otherwise applicable rates with respect to Net Sales of a Product in a country during any portion of the Royalty Term to the extent there is neither (i) any Valid Claim Covering such Product in such country nor (ii) any Regulatory Exclusivity with respect to such Product in such country.

(ii)

If, in order to Commercialize the Product in any country in the Incyte Territory, Incyte determines that it is reasonably necessary to obtain a license from a Third Party to any Third Party IP and Incyte obtains such a license, Incyte shall have the right to deduct from the royalty payments otherwise due to Syndax hereunder an amount equal to up to [***] of any royalty payments paid under such Third Party license on a Product-by-Product and country-by-country basis.

(iii)

In no event will the royalties for any Product and country in any calendar quarter be reduced as a result of the operation of Section 8.3(d)(i) and Section 8.3(d)(ii) below [***] of the amounts otherwise due without such reductions; provided, however, that [***].

(e)Reporting of Net Sales.  Within [***] after the end of each calendar quarter for which royalties are due, Incyte shall deliver to Syndax a written report setting forth the following information for such calendar quarter, on a Product-by-Product and country-by-country basis in the Territory (i) Net Sales of each Product, (i) gross sales of each Product (where readily available), and (i) the royalties due hereunder for the sale of each such Product.  No reports under this Section 8.3(e) shall be due for any such Product before the First Commercial Sale of such Product or after the Royalty Term for such Product has expired in all countries in the Territory.  All royalty payments shall be made by Incyte within [***] after the end of the applicable calendar quarter to the bank account indicated by Syndax; provided that Syndax has issued the relevant invoice for royalty payment within [***] after Syndax’s receipt of the royalty report from Incyte.  In the event Syndax fails to issue an invoice within such [***] period as described above, Incyte’s obligation to pay such amounts within [***] after the end of the applicable calendar quarter shall be extended by the number of days that lapse between the date Syndax should have invoiced Incyte and the date Syndax actually invoices Incyte.

(f)

Record Keeping. In accordance with GAAP, Incyte shall keep and shall ensure that its Affiliates and Sublicensees keep books and accounts of record in connection with the sales and other dispositions of Products (including use in Trials, or provision on a compassionate use basis or as marketing samples) in sufficient detail to permit accurate determination of all figures necessary for verification of royalties or other payments to be paid hereunder.  Incyte and its Affiliates and Sublicensees shall maintain such records for a period of at least [***] after the end of the calendar quarter in which they were generated and make such records available to Syndax.  Syndax shall be entitled to audit the relevant books and records of Incyte and its Affiliates and Sublicensees as may be reasonably necessary to verify the amounts reported by Incyte in accordance with Section 8.3(e) and the payment of royalties hereunder and the audit provisions set forth in Section 8.4 shall apply to any such audit.

8.4Audits.  Where a Party (the “Auditing Party”) is entitled to audit the other Party (the “Audited Party”) or the Audited Party’s Affiliates or Sublicensees hereunder, this Section 8.4 shall apply to such audit.  Upon [***] prior notice from the Auditing Party, the Audited Party shall permit an independent certified public accounting firm selected by the Auditing Party to examine the relevant books and records of the Audited Party and its Affiliates and Sublicensees as may be reasonably necessary to verify the amounts reported, costs shared, or payments made hereunder. An examination by the Auditing Party under this Section 8.4 shall occur not more than [***] in any calendar year and shall be limited to the pertinent books and records for any calendar year ending not more than [***] before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party’s or its Affiliates’ or Sublicensees’ facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party’s or its Affiliates’ or Sublicensees’ facility(ies), normal business hours. The Audited Party may require the accounting firm to sign a reasonably acceptable non-disclosure agreement before providing the accounting firm with access to the Audited Party’s or its Affiliates’ or Sublicensees’ facilities or records.  Upon completion of the audit, the accounting firm shall provide both the Auditing Party and the Audited Party a written report disclosing any discrepancies in the reports submitted, costs shared, or payments made by the Audited Party and, in each case, the specific details concerning any discrepancies. If Syndax is the Auditing Party, Syndax shall be entitled to report the results of any such audit to UCB Biopharma. If such accounting firm concludes that additional payments were due by the Audited Party to the Auditing Party, then the Audited Party will pay to the Auditing Party the additional payments within [***] of the date the Auditing Party receives such accountant’s written report plus interest on the amount of the additional payment, to the extent permitted by applicable Law, at a rate equal to the prime rate quoted by The Wall Street Journal on the date that the Auditing Party receives such accountant’s written report plus [***] or the maximum applicable legal rate, if less, calculated on the total number of days from the original due date of such payment.  Further, if the amount of such underpayments exceeds more than [***] of the amount that was properly payable to the Auditing Party, then the Audited Party shall reimburse the Auditing Party for the Auditing Party’s costs in connection with the audit (otherwise such audit shall be at the Auditing Party’s cost).  If such accounting firm concludes that Audited Party overpaid the Auditing Party, then the Auditing Party will refund such overpayments to the Audited Party within [***] after the date the Auditing Party receives such accountant’s report plus interest on the amount of the overpayment, to the extent permitted by applicable Law, at a rate equal to the prime rate quoted by The Wall Street Journal on the date that the Auditing Party receives such accountant’s written report plus [***] or the maximum applicable legal rate, if less, calculated on the total number of days from the original due date of such payment.

8.5Payments under the UCB Biopharma Agreement.  During the Term, Syndax shall be responsible for making the UCB Biopharma Payments to UCB Biopharma, provided, however, that UCB Biopharma US Royalties shall be shared in accordance with the Pre-Tax Profit (Loss) Share.

8.6General Payment Terms. Unless otherwise specified, each Party shall make all payments to the other Party under this Agreement in US dollars. Unless otherwise specified, all payments due under this Agreement shall be made to the respective Party within [***] following the receipt of an invoice therefor. Each payment under this Agreement shall be made by electronic transfer in immediately available funds via bank wire transfer to such bank account as the respective Party shall designate in writing to the other Party at least [***] before the payment is due.

8.7Currency Exchange.  In the case of sales outside the United States with respect to royalty payments by Incyte to Syndax, or in the case of other costs to be shared under this Agreement that are incurred in a currency other than US dollars, such payments or costs, as applicable, shall be converted to US dollars in accordance with the following: the rate of currency conversion shall be calculated using the average of the last (bid) U.S. dollar/foreign currency rates for the last Business Day of [***] in the calendar quarter for which the applicable payment is being reported or cost was incurred, as reported by The Wall Street Journal for the conversion of foreign currency sales into US Dollars.  This method of conversion is and shall be consistent with the applicable Party’s then current methods.  Each Party shall give the other Party prompt written notice of any changes to such Party’s customary and usual procedures for currency conversion, which shall only apply after such notice has been delivered and provided that such changes continue to maintain a set methodology for currency conversion.  All payments will be made without deduction of exchange, collection or other charges.

8.8Late Payment. Except as otherwise expressly set forth herein, any payment under this Agreement that is not paid on or before the date such payment is due will bear interest, to the extent permitted by applicable Law, at a rate equal to the prime rate quoted by The Wall Street Journal on the first Business Day after such payment is due plus [***] or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

8.9Withholding Tax.

(a)

Incyte will make all payments to Syndax under this Agreement without deduction or withholding except to the extent that any such deduction or withholding is required by applicable Law to be made on account of Taxes (as that term is defined in Section 8.9(e) below).

(b)

Any Tax required to be withheld under applicable Law on amounts payable under this Agreement will promptly be paid by Incyte on behalf of Syndax to the appropriate Governmental Authority, and Incyte will furnish Syndax with proof of payment of such Tax.  Any such Tax required to be withheld will be an expense of and borne by Syndax.  Incyte will give notice of its intention to begin withholding any such Tax in advance and cooperate to use reasonable and legal efforts to reduce such Tax on payments made to Syndax hereunder.

(c)

Incyte and Syndax will cooperate with respect to all documentation required by any relevant Government Authority or reasonably requested by Incyte to secure a reduction in the rate of applicable withholding Taxes.

(d)	If Incyte had a duty to withhold Taxes in connection with any payment it made to Syndax under this Agreement but Incyte failed to withhold, and such Taxes were assessed against and paid by Incyte, then Syndax will indemnify and hold harmless Incyte from and against such Taxes (including interest).  If Incyte makes a claim under this Section 8.9(d), it will comply with the obligations imposed by Section 8.9(b) as if Incyte had withheld Taxes from a payment to Syndax.

(e)

Solely for purposes of this Section 8.9, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by a Government Authority.

(f)

Notwithstanding this Section (a) – (e) of this Section 8.9, if, as a result of a Withholding Action (as defined below) by Incyte (including any assignee or successor), withholding is required by Applicable Law and the amount of such withholding exceeds the amount of withholding that would have been required if Incyte had not committed the Withholding Action, then Incyte shall pay an additional amount to Syndax such that, after withholding from the payment contemplated by this Agreement and such additional amount, Syndax receives the same amount as it would have received from Incyte absent such Withholding Action by Incyte.  For the avoidance of doubt, if as a result of a Withholding Action by Syndax (including any assignee or successor) the amount of withholding under the law of the applicable jurisdiction exceeds the amount of such withholding that would have been required in the absence of such Withholding Action by Syndax, Incyte shall be required to pay any additional amount only to the extent that Incyte would be required to pay any additional amount to Syndax pursuant to the preceding sentence if Syndax had not committed such Withholding Action.  In the event such additional withholding is actually credited and results in a corresponding reduction in cash taxes payable against the income tax liability of Syndax or its Affiliates, the tax gross-up contemplated above shall not apply to the extent of such creditable amount.  For purposes of this Section 8.9(f), “Withholding Action” by a Party means (i) a permitted assignment of this Agreement (in whole or in part) by such Party to an Affiliate or a Third Party outside of the United States; and (ii) a redomiciliation of such Party, an assignee or a successor to a jurisdiction outside the United States.

8.10Blocked Payments. In the event that, by reason of Laws in any country, it becomes impossible or illegal for a Party or its Affiliates to transfer, or have transferred on its behalf, payments to the other Party, such blocked Party shall promptly notify the other Party of the conditions preventing such transfer and such distribution fees or other payments shall be deposited in local currency in the relevant country to the credit of the receiving Party in a recognized banking institution within a period of [***] designated by the receiving Party.

9.	Governance

9.1Joint Steering Committee.

(a)

Formation. The Parties shall establish a joint steering committee (“JSC”) within [***] after the Effective Date that will have the responsibility for the overall coordination and oversight of the Parties’ activities under this Agreement. Each Party shall initially appoint [***] representatives to the JSC.  In addition to its JSC representatives, a Party may have other employees or consultants attend JSC meetings for informational purposes as nonvoting observers, subject to prior consent of the other Party or the other Party’s JSC representatives (such agreement not to be unreasonably withheld, conditioned or delayed) and provided such observers are bound by confidentiality and non-use obligations consistent with the terms of this Agreement (but of shorter duration if customary). Each Party may replace its JSC representatives at any time upon written notice to the other Party. A representative of Incyte shall be the chair of the JSC. The chairperson shall be responsible for administering JSC meetings, but shall have no additional powers or rights beyond those held by the other representatives on the JSC.

(b)Specific Responsibilities of the JSC.  In addition to its general responsibilities, the JSC shall in particular:

[***]

(c)JSC Meetings.  The JSC shall meet at least [***], unless otherwise agreed between the JSC members. Either Party may also call a special meeting of the JSC (including by videoconference or teleconference) with at least [***] prior written notice to the other Party in the event such Party reasonably believes that a significant strategic matter must be addressed prior to the next scheduled meeting, and such requesting Party shall provide the JSC, no later than [***] prior to the special meeting with materials reasonably adequate to enable an informed decision on the relevant matter; provided that for time sensitive matters, the requesting Party may call a special meeting of the JSC and provide relevant materials on shorter notice if the Parties agree that an issue warrants an expedited meeting. The JSC may meet in person, by videoconference or by teleconference.  In-person JSC meetings, if any, shall be held at locations alternately selected by Syndax and by Incyte.  Meetings of the JSC shall be effective only if at least [***] of the representatives of each Party is present or participating in such meeting.  Each Party shall report to the JSC on all strategically important issues relating to the Development, Manufacture or Commercialization of the Licensed Antibody or Product promptly after such issues arise.  Each Party shall bear the expense of its respective JSC representatives’ participation in JSC meetings.  The JSC chairperson shall be responsible for preparing reasonably detailed written minutes of JSC meetings that reflect all decisions made at such meetings.  The JSC chairperson shall send draft meeting minutes to each member of the JSC for review and approval within [***] after each JSC meeting.  Minutes shall be deemed approved unless [***] or more members of the JSC object to the accuracy of such minutes within [***] of receipt.

(d)JSC Decision-Making.  The JSC shall make decisions by consensus. The representatives of Party shall collectively have [***] on behalf of that Party. If the JSC cannot reach consensus within [***] on any issue that comes before the JSC for which the JSC is responsible under this Agreement, then the Parties shall immediately refer the matter to the chief executive officers of the Parties (“Executive Officers”) for attempted resolution by good faith negotiations within [***] after such notice is received. If the Executive Officers are unable to resolve such dispute within [***] after such dispute is first referred to them, then:

(i)	Syndax shall have the final decision making authority [***].

(ii)Incyte shall have the final decision making authority with respect to all other matters.

(iii)The respective Party shall not have the final decision making authority under (i) or (ii) and the other Party shall have a veto right (and if such veto right is exercised, no action shall be taken with respect to the applicable decision), if the other Party reasonably believes and shows that the outcome of such Party's decision or its execution:

(1)

would cause such other Party to violate Laws or breach agreements with Third Parties existing on the Execution Date and copies of which have been made available to the Party exercising final decision making authority prior to the Execution Date; or

(2)

would increase the overall financial burden of such other Party by more than [***] in sharing Collaboration Costs pursuant to Section 7.1 or the decision relates to the proposed dose for a planned Trial and is inconsistent with the then-current dosing paradigm.

9.2Subcommittees; Working Groups.  The JSC may establish and disband such subcommittees as deemed necessary by the JSC including based on the then-current stage of Development and Commercialization.  Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any subcommittee meeting; provided that each Party shall ensure that, at all times during the existence of any subcommittee, its representatives on such subcommittee are appropriate in terms of expertise and seniority for the then-current stage of Development and Commercialization of the Licensed Antibody and Products in the Field and have the authority to direct and approve the actions of such Party with respect to matters within the purview of the relevant subcommittee.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality and non-use at least as restrictive as those set forth in Article 16.  Each subcommittee shall report to the JSC, and any decisions that remain unresolved by such subcommittee shall be escalated to the JSC for resolution in accordance with Section 9.1(d).  The initial subcommittees of the JSC will be the Joint Development Committee (“JDC”) and the Joint Commercialization Committee (“JCC”). The JSC can modify the structure of any subcommittee to create project-specific or multi-project specific subcommittees as necessary.  Additionally, the JSC may form working groups to facilitate specific activities in connection with this Agreement, which such working groups will have no decision-making authority.  The initial working group will be the Finance Working Group (the “Finance Working Group”).

9.3Joint Development Committee.

(a)Purpose of the JDC. The JDC shall oversee the global Development Activities of the Licensed Antibody and Products in the Territory in the Field, as long as a Product is in Development in any country of the Territory in the Field.

(b)Formation and Composition of JDC. The Parties shall form a JDC promptly after the Execution Date to start planning Development Activities prior to the Effective Date, subject to jointly agreed guidance from the Parties’ outside counsel in furtherance of the provisions of Section 18.16. Each Party shall initially appoint [***]

representatives to the JDC, with each representative having knowledge, expertise or responsibility in the research, development and regulatory activities of products similar to the Products and the appropriate seniority.  The JDC may change its size from time to time by mutual consent of its members; provided, however, that the JDC shall consist at all times of an equal number of representatives of each of Syndax and Incyte. In addition to its JDC representatives, a Party may have other employees or consultants attend JDC meetings for informational purposes as nonvoting observers, subject to prior consent of the other Party or the other Party’s JDC representatives (such agreement not to be unreasonably withheld, conditioned or delayed) and provided such observers are bound by confidentiality and non-use obligations consistent with the terms of this Agreement (but of shorter duration if customary). Each Party may replace its JDC representatives at any time upon written notice to the other Party.  A representative of Incyte shall be the chair of the JDC. The chairperson shall be responsible for administering JDC meetings, but shall have no additional powers or rights beyond those held by the other representatives on the JDC.  The JDC may constitute working groups for addressing specific matters under its responsibility.

(c)Specific Responsibilities of the JDC.  In addition to its general responsibilities, the JDC shall in particular:

[***].

(d)JDC Meetings.  The JDC shall meet at least [***] per calendar quarter unless otherwise agreed between the JDC members. Either Party may also call a special meeting of the JDC (including by videoconference or teleconference) with at least [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such requesting Party shall provide the JDC, no later than [***] prior to the special meeting with materials reasonably adequate to enable an informed decision on the relevant matter; provided that for time sensitive matters, the requesting Party may call a special meeting of the JDC and provide relevant materials on shorter notice if the Parties agree that an issue warrants an expedited meeting.  The JDC may meet in person, by videoconference or by teleconference.  Unless otherwise mutually agreed, there shall be at least [***] in person per year. In-person JDC meetings shall be held at locations alternately selected by Syndax and by Incyte.  Meetings of the JDC shall be effective only if at least [***] of the representatives of each Party is present or participating in such meeting.  Each Party shall report to the JDC on all material issues relating to the Development of any Licensed Antibody or Product promptly after such issues arise.  Each Party shall bear the expense of its respective JDC representatives’ participation in JDC meetings. The JDC chairperson shall be responsible for preparing reasonably detailed written minutes of JDC meetings that reflect all decisions made at such meetings.  The JDC chairperson shall send draft meeting minutes to each member of the JDC for review and approval within [***] after each JDC meeting.  Minutes shall be deemed approved unless [***] or more members of the JDC object to the accuracy of such minutes within [***] of receipt.

(e)JDC Decision-Making. The JDC shall make decisions by consensus. The representatives of a Party shall collectively have [***] on behalf of that Party. If the JDC cannot reach consensus within [***] on any issue that comes before the JDC for which the JDC is responsible, then the Parties shall immediately refer such matter to the JSC, which will decide the matter pursuant to Section 9.1(d).

9.4Joint Commercialization Committee.

(a)Purpose of the JCC. Subject to Section 5.1, The JCC shall govern and oversee the global Commercialization of Product in the Territory in the Field, as long as a Product is Commercialized in any country of the Territory in the Field.

(b)Formation and Composition of JCC. The Parties shall form a JCC at least [***] prior to the anticipated first Regulatory Approval of a Product. Each Party shall initially appoint [***] to the JCC, with each representative having knowledge, expertise or responsibility in the commercialization of products similar to the Products and the appropriate seniority. The JCC may change its size from time to time by mutual consent of its members; provided, however, that the JCC shall consist at all times of an equal number of representatives of each of Syndax and Incyte.  In addition to its JCC representatives, a Party may have other employees or consultants attend JCC meetings for informational purposes as nonvoting observers, subject to prior consent of the other Party or the other Party’s JCC representatives (such agreement not to be unreasonably withheld, conditioned or delayed) and provided such observers are bound by confidentiality and non-use obligations consistent with the terms of this Agreement (but of shorter duration if customary). Each Party may replace its JCC representatives at any time upon written notice to the other Party.  A representative of Incyte shall be the chair of the JCC. The chairperson shall be responsible for administering JCC meetings, but shall have no additional powers or rights beyond those held by the other representatives on the JCC. The JCC may constitute working groups for addressing specific matters under its responsibility.

(c)Specific Responsibilities of the JCC.  In combination with all the responsibilities of the JCC set forth in Article 5, the JCC shall in particular with respect to the Product in the Field discuss and agree on the [***] and any updates and amendments thereto and shall have such other responsibilities as may be allocated to the JCC under this Agreement or by mutual written agreement of the Parties.

(d)JCC Meetings.  The JCC shall meet at least [***] per calendar quarter, unless otherwise agreed between the JCC members. Either Party may also call a special meeting of the JCC (including by videoconference or teleconference) by at least [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such requesting Party shall provide the JCC, no later than [***] prior to the special meeting with materials reasonably adequate to enable an informed decision on the relevant matter; provided that for time sensitive matters, the requesting Party may call a special meeting of the JCC and provide relevant materials on shorter notice if the Parties agree that an issue warrants an expedited meeting.  The JCC may meet in person, by videoconference, or by teleconference. Unless otherwise mutually agreed, there shall be at least [***] in person per year.  In-person JCC meetings shall be held at locations alternately selected by Syndax and by Incyte.  Meetings of the JCC shall be effective only if at least [***] of each Party is present or participating in such meeting.  Each Party shall report to the JCC on all material issues relating to the Commercialization of Products promptly after such issues arise.  Each Party shall bear the expense of its respective JCC members’ participation in JCC meetings.  The JCC chairperson shall be responsible for preparing reasonably detailed written minutes of JCC meetings that reflect all discussions held at such meetings.  The JCC chairperson shall send meeting minutes to each member of the JCC for review and approval within [***] after each JCC meeting.  Minutes shall be deemed approved unless [***] or more members of the JCC object to the accuracy of such minutes within [***] of receipt.

(e)JCC Decision-Making.  The JCC shall make decisions by consensus. Representative of a Party shall collectively have [***] on behalf of that Party.  If the JCC cannot reach consensus within [***] on any issue that comes before the JCC for which the JCC is responsible, then the Parties shall refer such matter to the JSC which will decide the matter pursuant to Section 9.1(d).

9.5Joint Manufacturing Committee.

(a)Purpose of the JMC. The primary purpose of the JMC shall be to oversee, coordinate and facilitate the Manufacture of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product.

(b)Formation and Composition of JMC.  The Parties shall form a JMC promptly after the Execution Date to start planning Development Activities prior to the Effective Date, subject to jointly agreed guidance from the Parties’ outside counsel in furtherance of the provisions of Section 18.16.  Each Party shall initially appoint [***] to the JMC, with each representative having knowledge, expertise or responsibility in the manufacturing of products similar to the Products and the appropriate seniority. The JMC may change its size from time to time by mutual consent of its members; provided, however, that the JMC shall consist at all times of an equal number of representatives of each of Syndax and Incyte.  In addition to its JMC representatives, a Party may have other employees or consultants attend JMC meetings for informational purposes, subject to prior consent of the other Party or the other Party’s JMC representatives (such agreement not to be unreasonably withheld, conditioned or delayed) and provided such observers are bound by confidentiality and non-use obligations consistent with the terms of this Agreement (but of shorter duration if customary).  Each Party may replace its JMC representatives at any time upon written notice to the other Party.  A representative of Incyte shall be the chair of the JMC. The chairperson shall be responsible for administering JMC meetings, but shall have no additional powers or rights beyond those held by the other representatives on the JMC. The JMC may constitute working groups for addressing specific matters under its responsibility.

(c)Specific Responsibilities of the JMC.  The JMC shall (i) discuss [***].

(d)JMC Meetings.  The JMC shall meet at least [***] per calendar quarter, unless otherwise agreed between the JMC members. Either Party may also call a special meeting of the JMC (by videoconference or teleconference) by at least [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such requesting Party shall provide the JMC, no later than [***] prior to the special meeting with materials reasonably adequate to enable an informed decision on the relevant matter; provided that for time sensitive matters, the requesting Party may call a special meeting of the JMC and provide relevant materials on shorter notice if the Parties agree that an issue warrants an expedited meeting. The JMC may meet in person, by videoconference, or by teleconference.  Unless otherwise mutually agreed, there shall be at least [***] in person per year.  In-person JMC meetings shall be held at locations alternately selected by Syndax and by Incyte.  Meetings of the JMC shall be effective only if at least [***] JMC representative of each Party is present or participating in such meeting.  Each Party shall report to the JMC on all material issues relating to the Commercialization of Products promptly after such issues arise.  Each Party shall bear the expense of its respective JMC members’ participation in JMC meetings.  The chairperson shall be responsible for preparing reasonably detailed written minutes of JMC meetings that reflect all discussions held at such meetings.  The JMC chairperson shall send meeting minutes to each member of the JMC for review and approval within [***] after each JMC meeting.  Minutes shall be deemed approved unless [***] or more members of the JMC object to the accuracy of such minutes within [***] of receipt.

(e)JMC Decision-Making.  The JMC shall make decisions by consensus. The representatives of a Party shall collectively have [***] on behalf of that Party.  If the JMC cannot reach consensus within [***] on any issue that comes before the JMC for which the JMC is responsible, then the Parties shall refer such matter to the JSC which will decide the matter pursuant to Section 9.1(d).

9.6Discontinuation of a Committee.  Except as otherwise specifically stated in this Agreement, each committee formed under this Agreement shall continue to exist until the earlier of the expiration or termination of this Agreement in its entirety or the JSC agrees by consensus to disband such committee.  Once the committee is disbanded as provided above, such committee shall have no further obligations under this Agreement and all decisions previously allocated to such committee shall thereafter be made by the JSC.

9.7Alliance Managers. Promptly after the Execution Date, each Party shall appoint a senior representative to act as a coordinator and alliance manager (the "Alliance Manager").  Each Party may, at any time, replace its Alliance Manager with another suitably qualified individual, on written notice to the other Party.  The Alliance Managers shall be primarily responsible for facilitating communications between the Parties and coordinating the Parties’ activities under this Agreement.  The Alliance Managers may attend meetings of each of the committees.

9.8Authority.  The JSC and any subcommittee shall have only the powers assigned expressly to it in this Article 9 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement, or to impose any obligations on a Party that are inconsistent with this Agreement, unless agreed otherwise by the Parties in writing.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or any subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

10.	Inventions

10.1Inventorship.  Inventorship of Inventions discovered, made or conceived during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with the patent Laws of the United States.

10.2Ownership of Incyte Inventions, Syndax Inventions and Joint Inventions.

(a)Subject to the rights and licenses expressly granted under this Agreement, each Party shall retain all right, title and interest in, to and under any and all intellectual property rights that are Controlled by such Party prior to the Execution Date or independent of this Agreement, including Syndax Background Patents in the case of Syndax.

(b)Syndax Inventions and Incyte Inventions. As between the Parties, Syndax shall solely own Patents for any Syndax Inventions and Incyte shall solely own, and it alone shall have the right to apply for Patents for, any Incyte Inventions.

(c)Joint Inventions. Joint Inventions and Joint Foreground Patents shall be jointly owned by the Parties. Syndax and Incyte shall each own an undivided one-half interest in any Joint Inventions and any Joint Foreground Patents, in each case without obligation to seek consent from the other, or to account to the other, for the exploitation thereof and subject to the licenses and restrictions set forth in this Agreement.

10.3Disclosures; Disputes Regarding Inventions. Each Party shall reasonably promptly disclose to the other Party all Inventions made by it (meaning by its, its Affiliates' or its Sublicensee's employees, consultants, or independent contractors) under this Agreement, including Joint Inventions.  If the Parties disagree as to whether an Invention is a Joint Invention, a Syndax Invention or a Incyte Invention, and are unable to reach agreement within [***] after commencing discussions, then the Parties shall resolve such dispute through the JSC pursuant to Section 9.1(d).

11.	Prosecution and Enforcement of Intellectual Property Rights

11.1Prosecution and Maintenance of UCB Biopharma Background Patents.

(a)Under the UCB Biopharma Agreement, [***] has the first right, in its sole discretion, to perform the filing, prosecution and maintenance of the UCB Biopharma Background Patents on a worldwide basis.  In the event that [***] decides not to pursue or to abandon or otherwise cease to maintain any of the UCB Biopharma Background Patents pursuant to the terms of the UCB Biopharma Agreement (a [***]), then Syndax shall promptly (but in any event within [***]) notify Incyte and identify the relevant UCB Biopharma Background Patents and the provisions of Section 11.1(b) shall apply to any continued prosecution and maintenance of such UCB Biopharma Background Patents.

(b)Unless agreed otherwise between the Parties, upon a [***], Incyte shall prosecute, maintain and enforce the applicable UCB Biopharma Background Patent(s), to the extent permissible for Syndax to grant Incyte such right under the UCB Biopharma Agreement, provided that in the event that, at any time, Incyte intends or decides not to prepare, file, prosecute, or maintain a UCB Biopharma Background Patent in any country or jurisdiction, the procedure set forth under Section 11.4 shall apply accordingly.  Notwithstanding the foregoing, if Syndax does not have the right to grant Incyte the right to prosecute, maintain and enforce the applicable UCB Biopharma Background Patent(s), then, at Incyte’s request, direction, and expense, Syndax shall continue to prepare, file, prosecute and maintain such UCB Biopharma Background Patents.

11.2Prosecution and Maintenance of Syndax Background Patents and Foreground Patents.  [***] shall have the first right to prepare, file, prosecute (including any reissues, re-examinations, post-grant proceedings, requests for patent term extensions, supplementary protection certificates, interferences, derivation proceedings, and supplemental examinations) and maintain the Syndax Background Patents (with respect to the UCB Biopharma Background Patents, subject to Section 11.1), Syndax Foreground Patents, and Incyte Foreground Patents in the Territory.  [***] shall keep [***] reasonably informed as to material developments with respect to [***] preparation, filing, prosecution and maintenance of Syndax Patents hereunder, including by providing [***] with copies of all office actions or any other material communications or documents that [***] sends to or receives from any patent office in the Territory with respect to such Syndax Patents, including notice of all reissues, re-examinations, post-grant proceedings, requests for patent term extensions, supplementary protection certificates, interferences, derivation proceedings, and supplemental examinations.  [***] shall also provide [***] with a reasonable opportunity to review and comment substantively on the preparation, filing, prosecution and maintenance of such Syndax Patents sufficiently prior to taking material actions (including the filing of initial applications or submitting material correspondence) so as to allow [***] reasonable time for review and comment, and will reasonably consider actions recommended by [***] with respect to the Syndax Patents.

11.3Prosecution and Maintenance of Joint Foreground Patents. Each Party shall promptly disclose to the other in writing, and shall ensure that its Affiliates, or licensees and Sublicensees, and its and their employees, agents and contractors so disclose, the development, making, conception or reduction to practice of any Joint Inventions. The Parties shall jointly decide on the optimal strategy for drafting, filing, prosecution and maintenance of Joint Foreground Patents. Such decision shall include the content and the timing of a respective patent application for the respective Joint Invention.  Unless otherwise agreed, [***] shall have the first right, to prepare, file, prosecute (including any reissues, re-examinations, post-grant proceedings, requests for patent term extensions, supplementary protection certificates, interferences, derivation proceedings, supplemental examinations) and maintain Joint Foreground Patents in the Territory, in all cases in accordance with the jointly decided strategy therefor.  The Parties shall closely cooperate on all prosecutional matters with respect to the Joint Foreground Patents.

11.4Right to Take Over.  In the event that, at any time, [***] intends or decides not to prepare, file, prosecute, or maintain a Syndax Background Patent (in the case of a UCB Biopharma Background Patent, subject to Section 11.1), Syndax Foreground Patent or a Joint Foreground Patent, [***] shall provide reasonable prior written notice to [***] of such intention, which notice shall, in any event, be given, if practicable, no later than [***] prior to the next deadline for any action that may be taken with respect to such Patent, and [***] shall have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Patent. Upon [***] notice to [***], [***] may assume responsibility and full control for the preparation, filing, prosecution, and maintenance of any such Patent, and [***] shall bear the costs in connection therewith.

11.5Costs.  From and after the Effective Date:

(a)Other than with respect to Joint Foreground Patents and except as set forth in the final sentence of Section 11.1(b), the Party prosecuting and maintaining a Patent under this Agreement will bear the costs and expenses associated with the prosecution and maintenance of such Patent.

(b)The Parties will share the costs and expenses of the prosecution and maintenance of Joint Foreground Patents, which costs and expenses shall be (i) allocated among the Parties in accordance with the Pro Rata Percentage with respect to Joint Foreground Patents in the Incyte Territory and (ii) shared by the Parties as Co-Commercialization Costs in accordance with the Pre-Tax Profit (Loss) Share pursuant to Section 7.6 with respect to Joint Foreground Patents in the Co-Commercialization Territory.

11.6Patent Term Extensions.  The Parties shall mutually discuss in good faith matters related to patent term extensions.  Notwithstanding the foregoing, [***] shall have the sole right in its sole discretion to apply to extend the patent term of a Syndax Background Patent, Syndax Foreground Patent, Incyte Foreground Patent, or Joint Foreground Patent, subject to applicable Laws, in each case in connection with Marketing Authorizations of Products.  If any such Patent is in the Incyte Territory, Incyte shall solely bear the costs and expenses of such patent term extension.  If such Patent is in the Co-Commercialization Territory, the costs and expenses of such patent term extension shall be shared as Co-Commercialization Costs in accordance with the Pre-Tax Profit (Loss) Share pursuant to Section 7.6.  Upon the [***] request [***] shall provide to Incyte and execute all documents and instruments that may be reasonably required for [***] to record or perfect an application for patent term extension.

11.7Patent Enforcement.

(a)Notification. Each Party shall promptly notify the other Party in writing if the notifying Party reasonably believes that any Syndax Background Patent, Syndax Foreground Patent, Incyte Foreground Patent or any Joint Foreground Patent is being or has been infringed or misappropriated in any territory by a Third Party.

(b)Enforcement.  [***] shall have the first right with respect to the enforcement of any Syndax Background Patent, Syndax Foreground Patent, Incyte Foreground Patent, or Joint Foreground Patent with respect to all past, present and future activities or conduct of a Third Party in the Territory that may constitute an infringement of the respective Patent arising from or relating to the making, using, offering for sale, sale or importation or obtaining or applying for Regulatory Approvals of a product that is competitive with a Product (with respect to such Patents, “Competitive Infringement”).

(c)UCB Biopharma Comments.  Syndax and Incyte shall reasonably consider UCB Biopharma’s comments, if any, on any such enforcement activities relating to UCB Biopharma Background Patents.

(d)UCB Biopharma Background Patents. The Parties acknowledge that Syndax has the first right, but not the obligation, under the UCB Biopharma Agreement to enforce the UCB Biopharma Background Patents with respect to any Infringement of any UCB Biopharma Background Patent.  If Incyte elects to enforce any UCB Biopharma Background Patent pursuant to Section 11.7(b), Syndax shall exercise its right to enforce the UCB Biopharma Background Patents pursuant to the UCB Biopharma Agreement and shall take all steps reasonably necessary to enable Incyte to pursue the enforcement of the UCB Biopharma Background Patents, at Incyte’s sole cost and expense other than with respect to enforcement in the Co-Commercialization Territory, which costs and expenses shall be shared in accordance with the Pre-Tax Profit (Loss) Share pursuant to Section 7.6.

(e)Right to Take Over. If Incyte fails to institute an infringement suit or take other appropriate action to remedy the Competitive Infringement of a Syndax Background Patent, Syndax Foreground Patent, Incyte Foreground Patent or Joint Foreground Patent, within [***] (or any shorter period required by applicable Laws or, in the case of the UCB Biopharma Background Patents, the UCB Biopharma Agreement) after first becoming aware of such Competitive Infringement pursuant to Section 11.7(b), then the Syndax will have the right (but not the obligation), at its own expense, to institute such suit or take other appropriate action by counsel of its own choice.

(f)Enforcement of UCB Biopharma Step in Rights. Notwithstanding anything to the contrary in the foregoing, to the extent that Syndax has step in rights to enforce any UCB Biopharma Background Patent, Syndax shall not exercise such right with respect to any UCB Biopharma Background Patent without Incyte’s prior written consent, which consent shall not be unreasonably withheld.

11.8Conduct; Settlement.  The enforcing Party under Section 11.7 shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, including with respect to the determination of litigation strategy and filing of material papers to the competent court.  The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.  Neither Party shall settle any claim brought under Section 11.7 without prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed) that would: (i) adversely affect the validity, enforceability or scope of, or admit non-infringement of, any of the applicable Patents of the other Party or UCB Biopharma, or the Joint Patents, (ii) give rise to liability of the other Party, its Affiliates, or its or their licensees, sublicensees and subcontractors, or UCB Biopharma (in each case, to the extent applicable); or (iii) impose any injunction or other similar restrictions upon the other Party or its Affiliates, or upon UCB Biopharma.

11.9Allocation of Proceeds.  Any settlements, damages or other monetary awards (a "Recovery") recovered pursuant to a suit, action or proceeding brought pursuant to Article 11 will be allocated, subject to [***], first to the costs and expenses of the Party taking such action, and second, to the costs and expenses (if any) of the other Party, with any remaining amounts (if any) ("Remaining Recovery") to be allocated as follows:

(a)the portion of any such Remaining Recovery on an action brought under a Syndax Background Patent, Syndax Foreground Patent or Joint Foreground Patent in the Field in the Incyte Territory shall be allocated to Syndax in an amount equal to [***]; and

(b)the portion of any Remaining Recovery on an action brought under a Syndax Background Patent, Syndax Foreground Patent or Joint Foreground Patent in the Field in the Co-Commercialization Territory shall be allocated [***].

11.10Infringement of Third-Party Rights.  If the Development, Manufacture or Commercialization of the Product by either Party, its Affiliates, Sublicensees, as applicable, or other licensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent relating to the Manufacture, use, sale, offer for sale or importation of a Product, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action.  Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant, subject to the indemnification provisions of Article 14.  Neither Party shall enter into any settlement of any claim described in this Section 11.10 that affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other Party’s request and expense.

11.11Patent Oppositions and Other Proceedings. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, re-examination or other attack upon the validity, title or enforceability of a Patent owned or controlled by a Third Party that covers or may cover the Manufacture, use for the Field or sale of any Product, such Party shall notify the other Party (an “Opposition”). The Party with the right to control the prosecution and maintenance of such Patent (in the event of an Opposition not arising in the context of patent enforcement) or the Party with the right to control the enforcement of such Patent (in the event of an Opposition arising in the context of patent enforcement) shall have the right to control such Opposition, including whether or not to instigate the Opposition.

11.12Patent Assistance. Each Party shall do or procure to be done all such acts and things, and execute or procure the execution of all such documents, as the other Party may from time to time reasonably request to assist the other Party in the preparation, filing, prosecution, maintenance and enforcement activities described in this Article 11. In the event that either Party takes action pursuant to Section 11.7(b) or 11.7(e), the other Party shall cooperate with the Party so acting to the extent reasonably possible, including joining the suit if necessary or desirable in order to enable the other Party to bring or maintain such action or to prove damages.

12.	Exclusivity

12.1During the Term, subject to the remainder of this Article 12, neither Party shall, and shall cause its Affiliates not to, [***].

12.2If, during the Term, (x) there is a Change of Control of a Party (such Party, the “Acquired Party”) and as of the effective date of such Change of Control, a Third Party described in the definition of “Change of Control” or any of its Affiliates (other than the Acquired Party and its Affiliates that exist immediately prior to the closing of such Change of Control and any successor thereto (such Affiliates of the Acquired Party, the “Pre-Existing Affiliates”)) (the “Acquirer”) is engaged, [***] in any activities that, if carried out by the Acquired Party, would be a breach of the exclusivity obligations set forth in Section 12.1 (such activities, a “Acquirer Program”), or (y) as the result of an acquisition of a Third Party or the assets of a Third Party by a Party or one or more of its Affiliates (the “Acquiring Party”), the Acquiring Party [***] acquires rights to a Competing Product in the Field that would be a breach of the exclusivity obligations set forth in Section 12.1 (an “Acquired Product”), the Acquired Party or the Acquiring Party (as the case may be) will not be deemed to be in breach of the restrictions set forth in Section 12.1, so long as Acquired Party or the Acquiring Party, as applicable, or its Affiliate, notifies the other Party in writing following the closing date of the transaction described in subsection (x) or (y), as applicable (a “Third Party Acquisition”), unless such Third Party Acquisition is publicly announced prior to such time (in which case no such notification shall be required) and:

(a)within [***] of the Third Party Acquisition, the Acquired Party or Acquiring Party, as applicable, or its Affiliate, in good faith notifies the other Party of its decision to Divest the Acquirer Program or Acquired Product, and enters into a definitive agreement with a Third Party to Divest such Acquirer Program or Acquired Product in the applicable country(ies) in the Territory within [***] (or such longer period that is required under Applicable Law) after the closing of such Third Party Acquisition, provided, however, that if at the end of such [***] period the Acquired Party or Acquiring Party, as applicable (or its Affiliate) has not Divested such Acquirer Program or Acquired Product, the Acquired Party or Acquiring Party, as applicable (or its Affiliate) shall immediately discontinue the development and commercialization of the Acquirer Program or Acquired Product in the Territory and deliver written confirmation to the other Party that it and its Affiliates covenant not to restart such development or commercialization;

(b)discontinues the development and commercialization of the Acquirer Program or Acquired Product in the Territory no later than [***] (or such longer period that is required under Applicable Law) after the closing of such Third Party Acquisition and delivers written confirmation to the other Party that it and its Affiliates covenant not to restart such development or commercialization; or

(c)[***].

12.3 If the Acquired Party or Acquiring Party, as applicable, elects to [***] the Acquirer Program or Acquired Product, the Acquired Party or Acquiring Party, as applicable, shall not be precluded under Section 12.1 from conducting any activities (either directly, or with or through any Third Party) with respect to such Acquirer Program or Acquired Product during the period prior to completely such Divestment; provided, that any such activities are subject to [***].

12.4[***]

13.	Representation and Warranties, Covenants

13.1Reciprocal Representations and Warranties. Each Party represents and warrants to the other Party as of the Execution Date that:

(a)It is duly organized and validly existing under the Laws of its state or country of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)This Agreement is a legal and valid obligation binding upon its execution and enforceable against it in accordance with its terms and conditions;

(c)The execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions;

(d)The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

(e)It has not granted, and shall not grant during the Term of the Agreement, any right to any Third Party which would conflict with the rights granted to the other Party hereunder.

13.2Syndax Representations and Warranties.  Syndax hereby warrants and represents to Incyte as of the Execution Date that:

(a)Syndax has the right to grant the licenses under the Syndax Patents and Syndax Know-How owned by Syndax, and Syndax has the right to grant the licenses under the Syndax Patents and Syndax Know-How in-licensed by Syndax (including the UCB Biopharma Background Patents and the UCB Biopharma Know-How), in each case as set forth in this Agreement and for Incyte’s use in any Indication in the Field; Syndax has provided to Incyte the written consent of UCB Biopharma to the sublicenses under the UCB Biopharma Background Patents and UCB Biopharma Know-How granted to Incyte hereunder and the right to further sublicense such rights through multiple tiers, such written consent attached hereto as Exhibit 13.2(a) (the “UCB Biopharma Consent”); the UCB Biopharma Consent has been duly executed by UCB Biopharma and remains in full force and effect; and Syndax has not granted to any Third Party rights that are inconsistent with Incyte’s rights hereunder and there are no agreements or arrangements to which Syndax or any of its Affiliates is a party relating to Licensed Antibody or Syndax Patents, Syndax Know-How, UCB Biopharma Background Patents or UCB Biopharma Know-How that would limit the rights granted to Incyte under this Agreement;

(b)UCB Biopharma Background Patents listed on Schedule 1.204 and Syndax Background Patents listed on Schedule 1.179, and UCB Biopharma Know-How and Syndax Know-How are Controlled by Syndax free and clear of any liens, charges, and encumbrances or licenses in the Field, to the extent needed in order to grant the licenses and sublicenses as set forth in this Agreement;

(c)Neither Syndax nor any of its Affiliates have received from any Third Party any written notice stating any claim that any Patent right owned or controlled by such Third Party would be infringed by the Development, Manufacture, Commercialization of the Licensed Antibody or Product;

(d)Neither Syndax nor or any of its Affiliates have, to Syndax’s Knowledge, in the past infringed or is currently infringing any Patents of a Third Party or misappropriated any Know-How of any Third Party through its or their activities related to the research, development, manufacture or, if applicable, commercialization of the Licensed Antibody;

(e)To Syndax’s Knowledge, the UCB Biopharma Background Patents and the Syndax Patents are valid and enforceable and Syndax has complied with all applicable Laws in all material respects and duties of candor with respect to the filing, prosecution and maintenance of the UCB Biopharma Background Patents and the Syndax Patents.  Syndax has paid (with respect to the Syndax Patents for which it is responsible for prosecution and maintenance) and, to Syndax’s Knowledge, UCB Biopharma has paid (with respect to the UCB Biopharma Background Patents for which UCB Biopharma is responsible for prosecution and maintenance), all maintenance and annuity fees with respect to the Syndax Patents, UCB Biopharma Background Patents due as of the Effective Date. To Syndax’s Knowledge, no action or proceeding regarding inventorship of a Syndax Patent, or to Syndax’s Knowledge, regarding inventorship of a UCB Biopharma Background Patent, has been brought or threatened in writing;

(f)Each person who has or has had any rights in or to any Syndax Patent or Syndax Know-How (other than Syndax Patents and Syndax Know-How licensed under a the UCB Biopharma Agreement), has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Patents or Know-How to Syndax.  To Syndax’s Knowledge, no current officer, employee, agent, or consultant of Syndax or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Syndax or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such person with Syndax;

(g)To Syndax’s Knowledge, each person who has or has had any rights in or to any UCB Biopharma Background Patent or UCB Biopharma Know-How has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Patents or Know-How to UCB Biopharma;

(h)To Syndax’s Knowledge (and except as set forth in Section 13.2(i)) the research, Development, Manufacture and Commercialization of the Licensed Antibodies as contemplated as of the Execution Date under this Agreement will not infringe any Patents of any Third Party or misappropriate any Know-How of a Third Party, in each case, in existence as of the Execution Date;

(i)The research, Development, Manufacture and Commercialization of the Licensed Antibodies as contemplated as of the Execution Date under this Agreement will not infringe any Patents or misappropriate any Know-How in the [***] in existence as of the Execution Date;

(j)To Syndax’s Knowledge, no Third Party is infringing or misappropriating any Syndax Patent, UCB Biopharma Background Patents, Syndax Know-How or UCB Biopharma Know-How in existence as of the Execution Date;

(k)Syndax has provided to Incyte a true and correct copy of the UCB Biopharma Agreement in its current form, which agreement is in full force and effect. Syndax has complied in all material respects with the terms of the UCB Biopharma Agreement, is not in breach of the UCB Biopharma Agreement and Syndax has not received any written notice of breach of the UCB Biopharma Agreement.  To Syndax’s Knowledge, UCB Biopharma has complied in all material respects with the UCB Biopharma Agreement, UCB Biopharma is not in breach of the UCB Biopharma Agreement and Syndax has not delivered any written notice of breach of the UCB Biopharma Agreement to UCB Biopharma;

(l)Syndax has complied with all applicable Law in all material respects in conducting the Syndax Ongoing Trials;

(m)The Development of any Licensed Antibody and/or the Product(s) by Syndax, or to Syndax’s Knowledge with respect to any subcontractors, as of the Execution Date has been carried out in all material respects in accordance with all applicable Laws and applicable GLP, GCP and/or GMP standards, and Syndax is not aware of any problems concerning the safety or efficacy of any Licensed Antibody and/or the Product(s) raised by any Regulatory Authority with respect thereto, beyond what has been publicly disclosed as of the Execution Date;

(n)Syndax and its Affiliates have complied with the Data Protection Laws in all material respects at all times in accessing, collecting, using or otherwise processing any Personal Data in connection with the Development of any Licensed Antibody and/or the Product(s), including by entering into appropriate contractual arrangements with any Third Parties, and to Syndax’s Knowledge, no material claim, action, proceeding, suit, investigation or complaint: (i) is pending by or against Syndax or its Affiliates; or (ii) has been threatened by or against Syndax or its Affiliates, alleging a violation or potential violation of any person’s rights in relation to their Personal Data under Data Protection Laws; and

(o)Syndax has provided to Incyte all material information about, and data in Syndax’s possession or Control relating to, the Syndax Trials, Syndax’s Development of the Licensed Antibody and Products and Syndax has provided to Incyte all material information about, and data in Syndax’s possession, relating to the Syndax Know-How and Syndax Patents.

13.3Incyte Representations and Warranties. Incyte hereby warrants, covenants and represents to Syndax as of the Execution Date that:

(a)Incyte and its Affiliates do not own or Control any Competing Product;

(b)Subject to the representations and indemnities expressly contained in this Agreement, Incyte accepts the Licensed Antibody program in the condition it is in on the Execution Date, based upon its own inspection, examination and determination with respect thereto (including the due diligence investigation conducted by it), without reliance upon any express or implied representations or warranties of any nature of Syndax or any employee, advisor or other representative of Syndax.

13.4Mutual Covenants.

(a)Neither Party nor its Affiliates or sublicensees shall use in any capacity, in connection with its Development or Commercialization of the Product in the Territory hereunder, any person who has been debarred pursuant to Section 306 of the U.S. Federal Food, Drug and Cosmetic Act, or who is the subject of a conviction described in such section, and each Party shall, to the extent permitted by applicable Data Protection Laws, inform the other Party in writing immediately if it or any person who is performing services for each Party hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Laws outside of the US), or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment of such Party or any person used in any capacity by such Party in connection with its Development or Commercialization of the Product(s) hereunder; provided, however, that the foregoing shall apply with respect to persons in the European Region solely to the extent that a Party has actual knowledge of such debarment, conviction or proceeding. Each Party shall be responsible for reporting its own expenditures in compliance with the Physician Payments Sunshine Act, subject to further agreement between the Parties as to any information exchange necessary to properly calculate and report spending on research and development which understanding shall be documented in the Co-Commercialization Plan.

(b)Each Party will perform all activities under this Agreement in compliance with all applicable Laws.

13.5Additional Syndax Covenants.  Syndax agrees that, during the Term:

(a)it will not, and will cause its Affiliates not to (i) terminate, whether for convenience or otherwise, the UCB Biopharma Agreement or the UCB Biopharma Consent; (ii) amend or modify the UCB Biopharma Agreement in any manner that adversely affects the rights granted to Incyte under this Agreement; or (iii) amend or modify the UCB Biopharma Consent, in each case ((i) - (iii)) except with Incyte’s prior written consent;

(b)it will, and will cause its Affiliates to, comply in all material respects with the terms of the UCB Biopharma Agreement; and

(c)it will, at Incyte’s cost, upon Incyte’s request and following Incyte’s direction, enforce the terms of the UCB Biopharma Consent against UCB Biopharma for the benefit of Incyte.

13.6DISCLAIMER OF WARRANTY.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 13.1 TO 13.3, THE PATENTS AND KNOW-HOW PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT to the patents and know-how or otherwise with respect to the activities under this agreement.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY EXPRESSLY DOES NOT WARRANT (I) THE SUCCESS OF ACTIVITIES PERFORMED PURSUANT TO THIS AGREEMENT OR (II) THE SAFETY, EFFICACY OR USEFULNESS FOR ANY PURPOSE OF THE PATENTS OR KNOW-HOW IT PROVIDES UNDER THIS AGREEMENT OR THE SUBJECT MATTER OF THEM.

14.	Indemnification and Insurance

14.1General Indemnification by Syndax. Syndax shall defend, indemnify and hold harmless Incyte, its Affiliates, and its and their respective directors, officers, employees and agents ("Incyte Indemnitees") from and against any losses, damages, liabilities, fines, amounts paid in settlements, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, "Losses") in connection with any demand, claim, action or proceeding brought or initiated by a Third Party (each, a "Third Party Claim") to the extent arising from or occurring as a result of or in connection with (i) Syndax’s, its Affiliates’ or its sublicensees’ Development, Manufacture or Commercialization of any Licensed Antibody or Product outside of the Co-Commercialization Territory; (ii) any Syndax Independent Trial; (iii) any breach by Syndax of its representations, warranties, covenant or obligations under this Agreement; or (iv) the gross negligence or wilful misconduct of any Syndax Indemnitee; provided, however, that Syndax shall not defend, indemnify or hold harmless the Incyte Indemnitees from and against any Losses arising out of Third Party Claims to the extent that Incyte has an indemnification obligation pursuant to Section 14.2 for such Loss.

14.2General Indemnification by Incyte. Incyte shall defend, indemnify and hold harmless Syndax, its Affiliates, and its and their respective directors, officers, employees, and agents ("Syndax Indemnitees") from and against any Losses in connection with any Third Party Claim to the extent arising from or occurring as a result of or in connection with: (i) Incyte’s, its Affiliates’ or its Sublicensees’ Development, Manufacture or Commercialization of any Licensed Antibody or Product with respect to the Incyte Territory; (ii) Incyte Independent Trial; (iii) any breach by Incyte of its representations, warranties, covenants or obligations under this Agreement, or (iv) the gross negligence or willful misconduct of any Incyte Indemnitee; provided, however, that Incyte shall not defend, indemnify or hold harmless the Syndax Indemnitees from and against any Losses arising out of Third Party Claims to the extent that Syndax has an indemnification obligation pursuant to Section 14.1 for such Loss.

14.3Product Liability. Any Losses arising out of a Third Party Claim brought against any Incyte Indemnitee or Syndax Indemnitee resulting from the Development, Manufacture or Commercialization of any Licensed Antibody or Product with respect to the Co-Commercialization Territory, other than such claims entitled to indemnification under Section 14.1 or 14.2, (such Losses, collectively, “Shared Losses” and such Third Party Claims, collectively, “Shared Claims”) shall be treated as Collaboration Costs or Co-Commercialization Costs, respectively, and each party shall indemnify, without duplication, the other Party for its applicable percentage share of such Shared Losses under Section 7.1 (with respect to Collaboration Costs) or under Section 7.6 (with respect to Co-Commercialization Costs).

14.4Indemnification Procedure. The following shall apply to all indemnification claims under this Agreement:

(a)Notice of Claim.  All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "Indemnitees" and each an "Indemnitee") shall be made solely by such Party to this Agreement (the "Indemnified Party"). The Indemnified Party shall give the indemnifying Party (the "Indemnifying Party") prompt written notice (an "Indemnification Claim Notice") of any Third Party Claim or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 14.1, Section 14.2 or Section 14.3; provided, however, that the failure to give such prompt written notice shall not relieve Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure.  In no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the Third Party Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.

(b)Control of Defense.  At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel of its own choice.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

(c)Right to Participate in Defense.  Without limiting Section 14.4(b) above, any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 14.4(b) (in which case the Indemnified Party shall control the defense).

(d)Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnitee’s becoming subject to injunctive relief or any other relief that may adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate, and shall transfer to the Indemnified Party all amounts which said Indemnified Party shall be liable to pay prior to the time prior to the entry of judgment.  With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 14.4(b), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided, however, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld).  The Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.

(e)Cooperation.  The Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection with the defense or prosecution of any Third Party Claim.  Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable External Costs in connection therewith.

14.5Expenses.  Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

14.6Insurance.  Each Party shall have and maintain such types and amounts of liability insurance, including by self-insurance, as is normal and customary in the industry generally for parties similarly situated, and shall upon request provide the other Party with a certificate of insurance in that regard, along with any amendments and revisions thereto.

15.	Limitation of Liability

15.1EXCLUSION OF INDIRECT DAMAGES.  IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT.  THE FOREGOING LIMITATIONS SHALL NOT APPLY TO AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER 3 U.S.C. § 284 FOR WILFUL PATENT INFRINGEMENT. THIS LIMITATION OF LIABILITY DOES NOT APPLY IN CASES OF (I) WILFUL MISCONDUCT OR GROSS NEGLIGENCE, (II) DEATH OR PERSONAL INJURY CAUSED BY A PARTY’S OR ITS EMPLOYEES, AGENTS OR SUBCONTRACTORS NEGLIGENCE TO THE EXTENT SUCH EXCLUSION IS PROHIBITED BY APPLICABLE LAWS (III) BREACHES OF ARTICLE 16 (CONFIDENTIALITY), (IV) BREACHES OF ARTICLE 12 (EXCLUSIVITY), OR (V) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 14.1, 14.2 OR 14.3.

16.	Confidentiality

16.1Disclosure and Use Restriction. During the Term and subject to the terms and conditions of this Agreement, a Party or its Affiliates (each, a "Disclosing Party") may communicate to the other Party or its Affiliates (each, a "Receiving Party") Confidential Information in connection with this Agreement or the performance of its obligations, or the use of its rights hereunder. Any confidential information disclosed under the Prior Confidentiality Agreement shall be treated as Confidential Information subject to the terms of this Agreement. Except as expressly provided herein, the Parties agree that, during the

Term and for [***] thereafter, a Receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of a Disclosing Party.

16.2Exclusions.  Notwithstanding the foregoing, the restrictions on the disclosure and use of Confidential Information by a Receiving Party shall not apply to Confidential Information that:

(a)was already known to the Receiving Party, as evidenced by their written records, other than under an obligation of confidentiality or non-use, at the time of disclosure to the Receiving Party or its Affiliates;

(b)was generally available or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)became generally available or otherwise became part of the public domain after its disclosure to the Receiving Party, through no fault of or breach of its obligations under this Article 16 by the Receiving Party;

(d)was disclosed to the Receiving Party, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or

(e)was independently discovered or developed by or on behalf of the Receiving Party or its Affiliates, as evidenced by their written records, without the use of, reference to, or reliance upon, Confidential Information belonging to the Disclosing Party.

16.3Authorized Disclosure.  Notwithstanding anything to the contrary, a Receiving Party may disclose Confidential Information of a Disclosing Party to the extent that such disclosure is:

(a)made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction, or is otherwise required by Law; provided, however, that such Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and further provided that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

(b)made by such Party to Regulatory Authorities as required in connection with the submission of any Regulatory Materials; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information;

(c)made by a Receiving Party in connection with the performance of its obligations or exercise of its rights under this Agreement, to its Affiliates and its and its Affiliate’s sublicensees, directors, officers, employees, legal and financial advisors, consultants, representatives or agents who have a need to know such information, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article 16 (or, in the case of legal and financial advisors, ethical obligations);

(d)made by a Receiving Party on a need-to-know-basis to (i) existing or potential acquirers or merger candidates; (ii) existing or potential sublicensees (including Sublicensees, with respect to Incyte) or existing or potential contractors (to the extent contemplated hereunder); (iii) investment bankers; (iv) existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing (provided that the confidentiality period may be shorter than provided in this Article 16, so long as such period is commercially reasonable); or to Third Parties or Sublicensees as may be necessary or useful in connection with the Development, Manufacture, Commercialization or other activities related to the Licensed Antibodies or Products, each of whom (as described in clauses (i) through (iv)) prior to disclosure must be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article 16;

(e)made by the Receiving Party with the prior written consent of the Disclosing Party; or

(f)made by Syndax to UCB Biopharma to the extent necessary for Syndax to comply with its reporting obligations to UCB Biopharma under the UCB Biopharma Agreement.

16.4Use of Name.  Neither Party may make public use of the other Party’s name without such other Party’s prior written consent, except (i) in connection with announcements or other disclosures relating to this Agreement and the activities contemplated hereby (including the Securities Purchase Agreement) as permitted in Section 16.5, (ii) as required by applicable Laws, (iii) as otherwise expressly permitted under this Agreement, or (iv) otherwise as agreed in writing by such other Party.

16.5Press Releases and Publications.

(a)Public Disclosures.  Except as required by judicial order or applicable Law, or with respect to disclosures of information for which consent has previously been obtained, or as otherwise set forth in this Agreement (including Section 16.5(b) and Section 16.5(c)), neither Party shall issue any press release or make any public announcement concerning this Agreement or the Securities Purchase Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The Party preparing any such press release or public announcement shall provide the other Party with a draft thereof at least [***] prior to the date on which such Party would like to issue such press release or make such public announcement, and the other Party shall have a reasonable opportunity to review and comment on any such press release or public announcement in advance thereof, which shall be considered by the Party preparing such press release or public announcement in good faith.  Notwithstanding anything to the contrary, the Parties shall issue a joint press release in the form attached as Exhibit 16.5, within [***] after the Execution Date to announce the execution of this Agreement and describe the material financial and operational terms of this Agreement and the Securities Purchase Agreement.

(b)Press Releases. Incyte may issue a press release or make a public disclosure relating to this Agreement or the Parties’ activities under this Agreement to the extent that such disclosure describes the commencement or results of a Trial conducted by Incyte or Syndax for the Licensed Antibody or Product (including the Syndax Ongoing Trials), the achievement of any Development events with respect to the Licensed Antibody or Product, or the filing for or receipt of Regulatory Approval with respect to the Product.  Syndax may issue a press release or make a public disclosure relating to this Agreement or the Parties’ activities under this Agreement to the extent that such disclosure describes the commencement or results of a Syndax Independent Trial for the Licensed Antibody or Product.  Either Party may issue a press release in respect of the achievement of any milestone events under Section 8.2 or the termination of this Agreement.  Prior to making any such disclosure, the Party making the disclosure shall provide the other Party with a draft of such proposed disclosure at least [***] (or, to the extent timely disclosure of a material event is required by Law or stock exchange or stock market rules, such period of time sufficiently in advance of the disclosure so that the other Party will have the opportunity to comment upon the disclosure) prior to making any such disclosure, for the other Party’s review and comment, which shall be considered in good faith by the disclosing Party.  For clarity, the Party making such disclosure shall have the final say over the contents of such disclosure.

(c)Public Domain.  A Party may publicly disclose, without regard to the preceding requirements of this Section 16.5, information that was previously disclosed in a public disclosure that was in compliance with such requirements.

(d)Development Results.  Each Party and/or its Affiliates or sublicensees (including Sublicensees, with respect to Incyte) under this Agreement may wish to publish the results generated under this Agreement including studies of the Products or other data generated under this Agreement.  In order to safeguard intellectual property rights, the Party (or Affiliate or Sublicensee) wishing to publish or otherwise publicly disclose the results of such research and development shall first submit a draft of each proposed manuscript or presentation or poster to the other Party for review, comment and consideration of appropriate patent action at least [***] prior to any submission for publication or other public disclosure.  Within [***] after receipt of the pre-publication materials, such other Party shall advise the Party seeking publication as to whether a patent application shall be prepared and filed or whether trade secret protection should be pursued or if Confidential Information should be removed and, if so, such other Party shall determine the appropriate timing and content of any such publications. Approval of a publication shall not be unreasonably withheld, conditioned or delayed. Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.  Each Party shall use Commercially Reasonable Efforts to cause investigators and institutions participating in the Trials for the Products under this Agreement with which it contracts to agree to terms substantially similar to those set forth in this Section 16.5(d), which efforts shall satisfy such Party’s obligations under this Section 16.5 with respect to such investigators and institutions.

16.6Terms of Agreement.  The Parties agree that the terms of this Agreement and the Securities Purchase Agreement are Confidential Information of each Party and shall not be disclosed by either Party to any Third Party (except as permitted for Confidential Information under Sections 16.3 and 16.4) without prior written permission of the other Party; provided, however, that (i) either Party may make any filings of this Agreement or the Securities Purchase Agreement required by Law or regulation in any country as set forth in Section 16.7; and (ii) a Party may publicly disclose information that was previously disclosed in compliance with this Section 16.6 and Section 16.7.

16.7SEC Filings.  The Parties acknowledge that they may be obligated to make one or more filings (including to file a copy of this Agreement or the Securities Purchase Agreement) with the United States Securities and Exchange Commission ("SEC") or other Governmental Authorities in connection with the Parties’ entry into, or performance of, this Agreement or the Securities Purchase Agreement. Each Party shall be entitled to make such a required filing, provided that (i) the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement or the Securities Purchase Agreement with respect to any filings with the SEC, (ii) the Party shall use Commercially Reasonable Efforts consistent with applicable Laws to maintain confidential treatment of all terms redacted from this Agreement or the Securities Purchase Agreement for such period permitted by applicable Law, and (iii) if such Governmental Authority requests any changes to such redactions, use Commercially Reasonable Efforts consistent with applicable Laws to support such redactions originally filed and, to the extent practical, provide such changes with the other Party. Each Party shall be responsible for its own legal and other External Costs in connection with any such filing, registration or notification.

16.8Data Protection.  Each Party shall comply with all applicable Data Protection Laws.  The Parties shall, to the extent required by applicable Data Protection Laws, within [***] after the Effective Date, and prior to the processing of Personal Data hereunder, enter into a data processing agreement the terms of which shall be incorporated herein by reference.

17.	Term and Termination

17.1Term and Expiration.

(a)Term. The term of this Agreement shall commence as of the Execution Date and, unless earlier terminated in accordance with this Article 17, will continue on a country-by-country and Product-by-Product basis (a) in each country in the Incyte Territory until the end of the Royalty Term of such Product in such country, and (b) with respect to the Co-Commercialization Territory, for so long as Incyte is Developing or Commercializing such Product in the Co-Commercialization Territory (the “Term").

(b)Expiration. Following expiration of the Term, on a country-by-country and Product-by-Product basis, Incyte shall retain the licenses granted to it in Section 2.1 as exclusive, royalty-free, irrevocable, perpetual, fully paid-up licenses.

(c)No relief from Existing Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination (including payment obligations).

17.2Termination for Material Breach or Insolvency.

(a)Termination for Breach.  Any material breach of this Agreement (a "Material Breach") by a Party ("Breaching Party") shall entitle the other Party ("Non-Breaching Party") to give to the Breaching Party written notice specifying the nature of the Material Breach, requiring the Breaching Party to cure such Material Breach. If such Material Breach is not cured within [***] after the receipt of notice pursuant to this Section 17.2 (except for a Material Breach consisting of non-payment, in which case the cure period shall be [***]) (the “Cure Period”), the Non-Breaching Party shall be entitled to terminate this Agreement with immediate effect (unless such Material Breach (excluding any payment breach), by its nature, cannot reasonably be cured within the Cure Period, and the Breaching Party has (i) notified the Non-Breaching Party of its plan for curing such Material Breach, (ii) commenced and sustained the required efforts to cure such Material Breach during the Cure Period, and (iii) ultimately does cure such Material Breach within [***] after the end of the Cure Period, or such longer period as may be agreed upon between the Parties) by providing a written notice pursuant to this Section 17.2 ("Termination Notice") to the Breaching Party and without prejudice to any of its other rights conferred on it by this Agreement and other remedies available under applicable Laws; provided, that Syndax shall only be entitled to terminate this Agreement (x) outside of the European Region, on a country-by-country basis with respect to an uncured Material Breach of Incyte’s obligations under Section 3.7 or Section 5.1 in the applicable country and (y) with respect to the European Region, in the event of an uncured Material Breach of Incyte’s obligations under Section 3.7 and Section 5.1 with respect to [***].

(b)Termination for Bankruptcy.  Each Party shall have the right to terminate this Agreement in its entirety upon written notice as a result of the other Party experiencing any of the following events: (i) the entry of an order for relief under United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”) (or any other bankruptcy, insolvency, reorganization or other similar Law of any jurisdiction now or hereafter in effect, collectively with the Bankruptcy Code the “Bankruptcy Laws”) by such Party; (ii) the commencement of an involuntary proceeding under any applicable Bankruptcy Laws against such Party, if not dismissed, bonded or stayed within [***]] after such commencement; (iii) the making by such Party of a general assignment for the benefit of creditors; or (iv) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, or trustee of all or substantially all of the business or property of such Party, provided that any such termination shall be effective only if such event is not dismissed within [***] after the institution thereof.

17.3Termination for Patent Challenge.  Syndax may terminate this Agreement in its entirety upon [***] prior written notice if Incyte or its Affiliates or Sublicensees challenges in a court or before a patent office the validity, enforceability or scope of any (a) UCB Biopharma Background Patent or (b) any Syndax Patent, and such challenge is not irrevocably withdrawn within [***] after written notice to Incyte from Syndax of such challenge.

17.4Termination for Convenience.  Incyte shall have the right to terminate this Agreement on a Product-by-Product and/or a country-by-country basis or in its entirety for convenience (i) upon [***] prior written notice to Syndax if such notice is delivered prior to the First Commercial Sale of a Product in the Field in the Territory and (ii) upon [***] prior written notice to Syndax if such notice is delivered after the First Commercial Sale of a Product in the Field in the Territory.

17.5Termination of Securities Purchase Agreement.  Upon termination of the Securities Purchase Agreement pursuant to Section 9.1 thereof, this Agreement will automatically terminate.

17.6Alternative Remedy in Lieu of Termination.  If Incyte gives Syndax a written notice of Material Breach by Syndax pursuant to Section17.2(a) and Syndax does not cure such Material Breach within the Cure Period, then Incyte may elect, in lieu of terminating this Agreement pursuant to Section 17.2(a), for the rights and obligations of the Parties under this Agreement to continue, including the licenses and rights granted by Syndax to Incyte under Article 2, and for Incyte’s financial obligations to Syndax under Sections 7.6, 8.2 and 8.3 accrued on or after the date of Incyte’s written notice of Material Breach to be reduced to [***] of such financial obligations, provided that (i) if, prior to the end of the applicable Cure Period, Syndax brings an action in a court of competent jurisdiction disputing such Material Breach and, if applicable, Syndax’s failure to cure such Material Breach within the applicable Cure Period, such election shall not take effect until it is determined by the applicable court of competent jurisdiction (excluding any preliminary, provisional, or temporary decision) that Incyte has the right to terminate this Agreement pursuant to Section 17.2(a); (ii) if such election takes effect, [***] of any of Incyte’s financial obligations to Syndax under Sections 7.6, 8.2 and 8.3 accrued and paid without such reduction on or after the date of Incyte’s written notice of Material Breach by Syndax prior to such election taking effect will, at Incyte’s election, be refunded by Syndax to Incyte within [***] of Incyte’s election or recovered by Incyte through additional reductions of Incyte’s financial obligations to Syndax under this Agreement that next become payable following such election, and (iii) if Incyte initiates an action seeking damages from Syndax resulting from such Material Breach, then any payment reductions taken by Incyte pursuant to this Section 17.6 will be applied to reduce the damages (if any) awarded to Incyte by a final decision of a court of competent jurisdiction; provided, however, that the reduction to Incyte’s financial obligations under Section 8.3 set forth above in this Section 17.6 shall not apply to the extent that such reduction to Incyte’s payment obligations would result in payments to Syndax that are [***].

17.7Syndax’s Rights upon Syndax’s Termination Notice and Effects of Syndax’s Termination.  Upon any termination (but not expiration under Section 17.1 or termination under Section 17.5) of this Agreement, then the following will apply:

(a)License Termination.  The licenses granted by Syndax to Incyte under Article 2 shall terminate.

(b)Termination of Co-Commercialization.  If this Agreement is terminated in its entirety or with respect to the Co-Commercialization Territory, the Co-Commercialization in the Co-Commercialization Territory and the Pre-Tax Profit (Loss) Share shall terminate.

(c)Survival and Extension of Granted License. At Syndax’s option, to be exercised no later than [***] Section 2.3 shall survive and become perpetual, irrevocable, royalty-free, and fully paid; provided, however, that all such licenses shall, from the effect of the applicable termination notice, also grant Syndax the right to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported the Licensed Antibody and/or the Product(s) in the Field in the Territory. Incyte shall (and ensure that its Affiliates or Sublicensees) transfer prosecution, maintenance and enforcement of Patents licensed under Section 2.4 to

Syndax.  If Syndax elects to receive the rights under this Section 17.7(c), Syndax shall assume financial responsibility and all other obligations towards Third Parties under any applicable licenses.

(d)Regulatory. To the extent requested by Syndax in writing within [***] following the applicable termination notice and to the full extent permitted by Laws, Incyte shall (and shall ensure that its Affiliates or Sublicensees) take all actions reasonably necessary to transfer to Syndax all INDs, BLAs, Marketing Authorizations, Pricing Approvals and other regulatory filings related to Licensed Antibody or Product that Incyte or its Affiliates or Sublicensees hold as of the time of such termination, in each case to the extent reasonably required to support continued clinical and other Development and Commercialization of Products in the Field.

(e)Cessation of Ongoing Incyte Independent Trials. If this Agreement is terminated in its entirety, and any Incyte Independent or Collaboration Trials with Licensed Antibody or Product are ongoing at the time of termination, then Incyte shall, at Incyte’s discretion with respect to Incyte Independent Trials and at Syndax’s discretion with respect to Collaboration Trials, (and Incyte shall cause its Affiliates or Sublicensees to) either (i) transfer responsibility for activities and costs for such Trials to Syndax or (ii) wind down such Trials and shall be fully and solely responsible for all costs associated with such wind-down, and shall continue to comply with all remaining obligations and commitments made to Regulatory Authorities by Incyte and by Affiliates or Sublicensees (including if applicable, patient registries), to the extent the compliance with such obligations and commitments is required by applicable Laws, at Incyte’s sole cost.

17.8Survival. Notwithstanding anything to the contrary contained herein, the following provisions shall survive any expiration or termination of this Agreement: Article 1, Article 14, Article 15 and Article 16 and Section 3.8, Section 3.9, Section 5.5(c), Section 7.4 (with respect to any obligations accrued but unpaid prior to the effectiveness of such termination or expiration), Section 7.6 (with respect to any obligations accrued but unpaid prior to the effectiveness of such termination or expiration), Sections 8.3 through 8.10 (in each case solely with respect to any obligations accrued but unpaid prior to the effectiveness of such termination or expiration), Section 10, Section 13.6, Section 17.1(c), Section 17.7, Section 17.8, Section 17.9 and Sections 18.1 through 18.15. Except as set forth in this Section 17.8 or otherwise expressly set forth herein, upon termination or expiration of this Agreement all other rights and obligations shall cease.

17.9Rights in Bankruptcy.  All rights and licenses or sublicenses granted under or pursuant to this Agreement by a Party (“Grantor”) are and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code (or analogous section in any other Bankruptcy Laws) licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  The Parties understand and agree that each Party, as licensee or sublicensee of such rights under this Agreement (“Grantee”), shall retain and may fully exercise all of its rights and elections under any Bankruptcy Laws.  If (i) a bankruptcy proceeding is commenced during the Term by or against the Grantor under any Bankruptcy Laws, (ii) this Agreement is rejected by or on behalf of such Grantor as provided for under any Bankruptcy Laws, and (iii) the Grantee elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Grantor shall (x) provide to the Grantee, promptly following the Grantee’s written request and if not already in the Grantee’s possession, copies of all such intellectual property (including embodiments thereof) held by the Grantor and necessary for the Grantee to practice its license or sublicense to such intellectual property and (y) not interfere with the Grantee’s rights under this Agreement to such intellectual property, including any right to obtain such intellectual property from another entity, to the extent provided in the Bankruptcy Laws. All rights, powers and remedies of the Grantee as provided in this Section 17.9 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under any Bankruptcy Laws) in the event of the commencement of a case by or against the Grantor under any Bankruptcy Laws.

18.	Miscellaneous

18.1Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by a Party to any Third Party without the prior written consent of the other Party; provided, however, that each Party may, without such consent, assign this Agreement in its entirety (i) to an Affiliate or (ii), subject to Section 12.2, (a) if such Party merges with, or all or substantially all of its business or assets to which this business relates are acquired by another entity (whether by merger, sale of assets, sale of stock or otherwise), or (b) to the Party’s merger partner or the Acquirer as part of such acquisition. Any permitted assignment shall be binding on the successors of the assigning Party. Other than an assignment permitted under the first sentence of this Section 18.1, any assignment or attempted assignment by either Party of rights or obligations hereunder shall be null and void. In the event of a Change of Control of either Party, intellectual property rights of the acquiring party (together with any entities that were Affiliates of such Third Party immediately prior to such Acquisition) shall not be included in the technology licensed hereunder or otherwise subject to this Agreement.

18.2Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Laws, and if the rights or obligations of either Party under this Agreement shall not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from, and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

18.3Governing Law, Dispute Resolution.

(a)Governing Law, Jurisdiction. This Agreement, and any disputes between the Parties related to or arising out of this Agreement (including the Parties’ relationship created hereby, the negotiations for and entry into this Agreement, its conclusion, binding effect, amendment, coverage, termination, or the performance or alleged non-performance of a Party of its obligations under this Agreement) (each a "Dispute"), shall be governed by the Laws of the State of Delaware, without regard to any choice of law principle that would require the application of the Law of another jurisdiction. The United Nations Convention on Contracts for International Sales of Goods (CISG) shall not apply to this Agreement.

(b)Dispute Resolution.  Matters before the JSC and subcommittees shall be governed by the process specified in Section 9.1(d). Any Dispute that is not subject to Section 9.1(d) shall be settled, if possible, through good faith negotiations between the Parties. If the Parties are unable to settle such dispute within [***], and a Party wishes to pursue the matter, the matter may be referred by either Party to the Executive Officers, who shall meet to attempt to resolve the dispute in good faith. Such resolution, if any, of a referred issue shall be final and binding on the Parties. All negotiations pursuant to this Section 18.3(b) are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Executive Officers are unable to settle the dispute within [***] (or sooner if the circumstances require that the dispute be settled more rapidly) after referral thereto pursuant to this Section 18.3(b), then each Party reserves its right to any and all remedies available under Law or equity with respect to the dispute, subject to Section 18.3(c).

(c)Injunctive Relief. Notwithstanding the foregoing, nothing in this Section 18.3 shall limit either Party’s right to seek immediate temporary injunctive or other temporary equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction.

18.4Notices. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided herein), or sent by internationally-recognized overnight courier addressed as follows:

If to Syndax, to:

Syndax Pharmaceuticals, Inc.,
35 Gatehouse Drive, Building D, Floor 3,
Waltham, Massachusetts 02451

Attention: CEO

With a copy to: General Counsel

If to Incyte, to:

Incyte Corporation

1801 Augustine Cut-Off

Wilmington, DE 19803

Attention: CEO

With a copy to: General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered. It is understood and agreed that this Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

18.5Entire Agreement, Modifications.  This Agreement, including the Exhibits attached hereto, each of which is hereby incorporated and made part of in this Agreement by reference, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto, including the Prior Confidentiality Agreement.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein.  No amendment or modification of this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

18.6Force Majeure.  Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither Party shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure Event.  In the event of the occurrence of a Force Majeure Event, the Party affected thereby shall use Commercially Reasonable Efforts to cure or overcome the same and resume performance of its obligations hereunder.

18.7Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed to create a joint venture or any relationship of employment, agency or partnership between the Parties to this Agreement. Neither Party is authorized to make any representations, commitments or statements of any kind on behalf of the other Party or to take any action that would bind the other Party except as explicitly provided in this Agreement. Furthermore, none of the transactions contemplated by this Agreement shall be construed as a partnership for any tax purposes.

18.8Waiver.  No failure on the part of Incyte or Syndax to exercise, and no delay by either Party in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at Law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege by such Party or be construed as a waiver of any breach of this Agreement or as an acquiescence therein by such Party, nor shall any single or partial exercise of any such right, power, remedy or privilege by a Party preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

18.9No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Parties hereto and their successors and permitted assigns, and it shall not be construed as conferring any rights on any other person.

18.10Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement and the performance thereunder, or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

18.11No Drafting Party.  This Agreement has been submitted to the scrutiny of, and has been negotiated by, both Parties and their counsel, and shall be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such terms having been drafted by any Party or its counsel.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

18.12Anti-Corruption and Bribery.  Each Party shall, and its officers, directors, employees, agents, representatives, or any other person acting on its behalf (collectively its

“Representatives”) shall, in connection with exercise of its rights or performance of its obligations under this Agreement, comply at all times with all applicable Laws combating bribery and corruption, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, ("Anti-Bribery Laws").  Each Party further represents and warrants that neither it nor any of its Representatives has offered to pay, paid, or accepted, and undertakes that neither it nor any of its Representatives will offer, pay, or accept, any bribes (including any improper advantages, such as, but not limited to, cash or cash equivalents, improper gifts, excessive entertainment, lavish travel, substantial favors etc.) to or by any person (including, in particular, any Government Official or Healthcare Professional of any jurisdiction) to secure or retain a business advantage for such Party’s own benefit, the benefit of the other Party under or in connection with this Agreement, or for the benefit of any other party. Each Party shall take appropriate steps, in particular maintain and effectively enforce internal policies and procedures, to ensure that Representatives will not breach any Anti-Bribery Laws in connection with exercise of its rights or performance of its obligations under this Agreement. Each Party shall be responsible for any breach of Anti-Bribery Laws by its Representatives under or in connection with this Agreement. In addition, Each Party shall ensure that any person engaged by such Party for purposes of performing services or providing goods under or in connection with this Agreement does so only on the basis of a written contract which imposes on and secures from such person terms equivalent to those imposed on each Party in this and the foregoing paragraphs of this Section.

18.13Construction. Except where the context otherwise requires, wherever used, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or).  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term "including" as used herein means including, without limiting the generality of any description preceding such term. The word "any" means "any" unless otherwise clearly indicated by context.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any Laws refer to such Laws as from time to time enacted, repealed or amended, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections and Exhibits, unless otherwise specifically provided, refer to the Articles, Sections and Exhibits of this Agreement. Definitions using the singular shall be applicable also to the plural and vice-versa. Headings are for convenience only.

18.14Cumulative Remedies.  Except to the extent otherwise expressly set forth in this Agreement, the rights and remedies of the Parties set forth herein or otherwise available at law or equity are cumulative and not alternative or exclusive.

18.15Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If any signature is delivered by facsimile transmission or by e-mail delivery of a “PDF” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “PDF” signature page were an original thereof, provided that such facsimile or “PDF” signature is confirmed by an original signature.

18.16Antitrust Filings.

(a)Each of the Parties shall prepare and make appropriate filings under applicable antitrust regulations and laws in all required jurisdictions relating to the transaction contemplated by this Agreement (“Antitrust Filings”) as soon as reasonably practicable after the Execution Date (and in the case of filings under the Hart-Scott Antitrust Improvement Act of 1976, as amended, no later than [***], unless the Parties mutually agree otherwise).  The Parties agree to (i) cooperate with one another to the extent necessary in the preparation and execution of all Antitrust Filings and, (ii) to the extent permitted under applicable law and by the applicable Governmental Authorities, provide each other reasonable advance notice of any meetings or telephone conferences with a Governmental Authority in connection with the Antitrust Filings and permit each other to attend and participate in those meetings and telephone conferences; (iii) provide the other with reasonable opportunity to review and comment on any written submissions, and to consider comments in good faith, and (iv) keep the other Party apprised of the status of any communications with, and any inquiries or requests for information from, any Governmental Authority in connection with the Antitrust Filings; provided that neither Party will be obligated to disclose any commercially sensitive or privileged information, and to the extent the Parties agree to share information of this nature, such exchange and review may be limited to the Parties’ outside counsel only.  Each Party shall bear its own expenses in connection with the Parties’ cooperation under this Section 18.16 except that Incyte shall pay all filing fees due with respect to any filings with respect to any antitrust filing in any jurisdiction.

(b)Other than the provisions of this Section 18.16 and Article 16, the rights and obligations of the Parties under this Agreement shall not become effective until the Effective Date.  Upon the occurrence of the Effective Date, all provisions of this Agreement shall become effective automatically without the need for further action by the Parties.

(c)Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective this transaction, and the other transactions contemplated by this Agreement, including using its best efforts to obtain all Clearances pursuant to the Antitrust Filings; provided, that the term “best efforts” as used in this Section 18.16(c) shall not require any Party to (a) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer, or dispose of any portion of the assets, operations, rights, product lines, or businesses, or interests therein, of itself or any of its Affiliates (or consent to any of the foregoing actions), (b) restrain, restrict, prohibit or limit the ability of any Party to conduct its business or own its assets (or consent to any of the foregoing actions) or (c) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to challenge the transactions contemplated by this Agreement or impose any of the restrictions referenced in clause (a) or (b) above.  In the event a provision of this Agreement needs to be deleted or substantially revised in order to obtain Clearance of this transaction, the Parties will negotiate in good faith an amendment to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this collaboration and license agreement to be executed by their respective duly authorized officers.

Syndax Pharmaceuticals, Inc. By: /s/ Luke J. Albrecht Name: Luke J. Albrecht Title: General Counsel and Secretary

Incyte Corporation
By: /s/ Hervé Hoppenot Name: Hervé Hoppenot Title: President and Chief Executive Officer